UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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ESCO TECHNOLOGIES INC.

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ESCO TECHNOLOGIES INC.

9900A Clayton Road, St. Louis, Missouri 63124

NOTICE AND PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
OF ESCO TECHNOLOGIES INC.

St. Louis, Missouri

December 16, 2020

TO THE SHAREHOLDERS OF ESCO TECHNOLOGIES INC.:

The 2021 Annual Meeting of the shareholders of ESCO Technologies Inc. will be held on Friday, February 5, 2021 at the Company’s headquarters located at 9900A Clayton Road, St. Louis County, Missouri 63124, beginning at 9:30 a.m. Central Time, for the following purposes:

1.	To elect Victor L. Richey and James M. Stolze as directors of the Company to serve for three-year terms expiring in 2024;

2.	To approve amendments to the Company’s 2018 Omnibus Incentive Plan;

3.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2021 fiscal year; and

4.	Say on Pay – An advisory vote to approve the compensation of the Company’s executive officers.

Your Board of Directors recommends that you vote “FOR” the above director nominees and “FOR” Proposals 2, 3 and 4.

Shareholders of record at the close of business on December 1, 2020 are entitled to vote at the Meeting.

Information about each of the above Proposals, as well as additional relevant information concerning the Company, is set forth in the accompanying Proxy Statement and in the Company’s 2020 Annual Report to Shareholders. Instructions for voting, as well as for receiving a paper copy of the proxy materials, are set forth in the “Important Notice Regarding the Availability of Proxy Materials” for the Meeting sent to all shareholders entitled to vote at the Meeting beginning on or about December 16, 2020.

Thank you for your ongoing support.

ESCO Technologies Inc.

By:
Victor L. Richey
Chairman, Chief Executive Officer and President

Alyson S. Barclay
Secretary

Even if you plan to attend the Meeting in person, please vote electronically via the Internet at www.investorvote.com/ESE or by telephone within the United States, U.S. territories or Canada at 1-800-652-VOTE (8683), or if you requested paper or e-mail copies of the proxy materials, please complete, sign, date and return the proxy card.

PROXY STATEMENT

This Proxy Statement is being furnished by ESCO Technologies Inc. (the “Company”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held on Friday, February 5, 2021 at the Company’s headquarters located at 9900A Clayton Road, St. Louis County, Missouri 63124, beginning at 9:30 a.m. Central Time, for the purposes set forth in the Notice of Annual Meeting above.

A Notice of the Meeting and of the availability of this Proxy Statement and related materials was sent on or about December 16, 2020 to all persons who held shares of the Company’s common stock (“shares”) as of the close of business on December 1, 2020, the record date for determining the persons entitled to vote at the Meeting. As of the record date, there were 26,037,714 shares outstanding and entitled to be voted at the Meeting.

This proxy solicitation is being made by the Board of Directors of the Company by mail and via the Internet. Proxies may also be solicited by telephone, e-mail or fax by directors, officers or regular employees of the Company. The expenses of this solicitation will be paid by the Company.

Whether or not you expect to be present in person at the Meeting, please vote in advance using one of the voting methods described in the “Important Notice Regarding the Availability of Proxy Materials” sent to the shareholders on or about December 16, 2020, which contained instructions on how to access the proxy materials and vote electronically via the Internet, by telephone, by mail, or in person. That Notice also contained instructions on how to request a paper or e-mail copy of the proxy materials, including the Company’s 2020 Annual Report to Shareholders, this Proxy Statement, and a proxy card. The 2020 Annual Report to Shareholders and this Proxy Statement are also available for review on the Company’s website, www.escotechnologies.com.

In voting, you have several choices:

•	You may vote on each proposal, by proxy or by voting in person or via the Internet or by telephone, in which case your shares will be voted in accordance with your choices.

•	You may abstain from voting on any one or more proposals, or withhold authority to vote for any one or more directors, which will have the effect described under “Required Vote” on page 10.

•	You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the shares as follows: (1) FOR election of the directors nominated by the Board of Directors, (2) FOR the proposed amendments to the Company’s 2018 Omnibus Incentive Plan, (3) FOR ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021, and (3) FOR the advisory approval of executive compensation.

You will have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, or by duly executing and delivering a proxy bearing a later date, or by attending the Meeting and casting a contrary vote in person.

* * * * *

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the election of
Victor L. Richey and James M. Stolze as directors of the Company.

The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, with the exact number to be determined from time to time by majority vote of the Board of Directors. In accordance with this provision, current number of directors has been fixed at nine; however, from and after the Meeting the number of directors will be reduced to eight as described below.

The Board is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors Gary E. Muenster, Victor L. Richey and James M. Stolze will expire at the Meeting, and the Board has nominated Mr. Richey and Mr. Stolze to serve for additional three-year terms expiring at the 2024 Annual Meeting. However, because Mr. Muenster has announced his decision to retire during 2021, the Board decided not to nominate Mr. Muenster for an additional term and to reduce the size of the Board from nine members to eight upon the expiration of Mr. Muenster’s current term at the Meeting.

If elected, each of the nominees would serve until the expiration of his term and until his successor has been elected and qualified. Proxies cannot be voted for more than two nominees. Should either or both of the nominees become unable or unwilling to serve (which is not expected), the proxies unless marked to the contrary will be voted for such other person or persons as the Board may recommend.

Certain information with respect to these nominees and the other directors whose terms of office will continue after the Meeting is set forth below, including each director’s business experience, directorships at other public companies during at least the past five years, and the specific experience, qualifications, attributes and skills which, among other reasons, have led the Board to conclude that such person is qualified to serve as a director.

Further information about the Board of Directors and its committees is set forth in the section captioned “Corporate Governance Information” beginning on page 12.

Nominees for Terms Ending in 2024

Victor L. Richey	Age 63; Director since 2002

Mr. Richey’s current position as Chief Executive Officer as well as his previous positions of ever-increasing responsibilities with the Company during his many years of service make him uniquely qualified to provide the Board of Directors with valuable insights and perspectives concerning all areas of the Company’s business.

Principal Occupation and Business Experience: Mr. Richey has been the Chairman and Chief Executive Officer of the Company since 2003 and its President since 2006. He joined the Company in 1990 and previously served in a number of positions including Vice President of Sales and Marketing for one of the Company’s former divisions; Vice President of Administration; Vice President responsible for the Company’s Communications and Test segments; and President and Chief Operating Officer.

Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Richey is a director of Nordson Corporation (NDSN), a leader in precision dispensing equipment for applying industrial liquid and powder coatings, adhesives and sealants to numerous consumer and industrial products during manufacturing operations, where he serves as a member of the Human Resources and Compensation Committee and a member of the Nominating and Corporate Governance Committee.

Other Experience and Education: Prior to joining the Company, Mr. Richey was employed by Emerson Electric Co., an international technology and engineering provider of process management, network power, industrial automation, climate technologies, and commercial and residential solutions, in a variety of roles in the Electronics and Space Division. He previously served in the United States Army as a Military Intelligence Officer. Mr. Richey has a Bachelor of Arts degree from Western Kentucky University and a Master of Business Administration degree from Washington University in St. Louis, Missouri.

James M. Stolze	Age 77; Director since 1999

Mr. Stolze’s experience in the accounting profession as well as his experience in corporate finance and treasury matters and domestic and foreign manufacturing enables Mr. Stolze to provide valuable advice and direction. As Chair of the Audit and Finance Committee of the Company’s Board of Directors, Mr. Stolze adds significant value to the Company’s goals of maintaining a strong balance sheet and fulfilling its financial reporting obligations, accurately and transparently.

Principal Occupation and Business Experience: Mr. Stolze has served as the Chief Financial Officer of two public companies. He was Vice President and Chief Financial Officer of Stereotaxis, Inc., a manufacturer of medical instruments, from 2004 until his retirement in 2009, and the Executive Vice President and Chief Financial Officer of MEMC Electronic Materials Inc. (now SunEdison Inc.) from 1995 to 2003. Prior thereto he served as an Audit Partner for KPMG LLP.

Public Company Directorships: Mr. Stolze currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Stolze is a member of the Board of Directors of ISTO Technologies, Inc., an orthobiologics company; and a member of the Board of Trustees of Maryville University, St. Louis, Missouri as well as that Board’s Audit and Finance Committee. Mr. Stolze received a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame and a Master of Business Administration degree from the University of Michigan. He also holds a Certified Public Accountant (CPA) license from the State of Missouri, and qualifies as an audit committee financial expert under SEC regulations.

Directors Continuing in Office

Patrick M. Dewar (Term expires 2023)	Age 60; Director since 2017

Mr. Dewar’s extensive strategic and operational experience in the aerospace and defense markets makes him well-qualified to assist in guiding Company strategy at the highest levels.

Principal Occupation and Business Experience: Since August 2016, Mr. Dewar has been the Chief Executive of The Trenton Group, LLC, an investment and strategy consulting firm focused on security, aerospace and defense technology companies. From 2013 until August 2016 he was Executive Vice President of Lockheed Martin International and Chairman of Lockheed Martin Global, Inc., and from 2010 to 2013 he was Senior Vice President, Strategy and Business Development for Lockheed Martin Corporation. Prior to that he served in various capacities with Lockheed Martin and GE Aerospace.

Public Company Directorships: In addition to serving on the Company’s Board of Directors. Mr. Dewar is a director (since February 2018) of Butler America Aerospace, LLC, a subsidiary of HCL Technologies Ltd. which provides a wide range of engineering, design, IT and support services primarily to aerospace and defense markets in the United States.

Other Experience and Education: Mr. Dewar holds a Master of Science degree in Electrical Engineering from Drexel University as well as a Bachelor of Science degree in Engineering from Swarthmore College. He is a member of the Council on Foreign Relations and serves as a senior adviser to numerous investment firms on aerospace and defense matters.

Vinod M. Khilnani (Term expires 2023)	Age 68; Director since 2014

As a former public company executive, Mr. Khilnani brings to the Board of Directors a wealth of management experience and business knowledge regarding operational, financial and corporate governance issues, as well as extensive international experience with global operations.

Principal Occupation and Business Experience: Mr. Khilnani is the retired Executive Chairman of the Board of Directors of CTS Corporation, Elkhart, Indiana, which designs, manufacturers, and sells electronic components and sensors primarily to original equipment manufacturers worldwide. He joined CTS in May 2001 as Senior Vice President and Chief Financial Officer; in July 2007, he became President and Chief Executive Officer; in 2009 he was also elected as Chairman of the Board; and from January 2013 until his retirement in May 2013 he served as Executive Chairman. Mr. Khilnani has over 35 years of experience in the electronics, aerospace and commercial manufacturing industries, including extensive experience in mergers and acquisitions and international business development in Asia and Europe as well as North America.

Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Khilnani is a director (since 2009) of Materion Corporation (MTRN), a manufacturer of advanced materials, performance alloys and composites, and precision coatings, where he serves as Non-Executive Chairman of the Board (since January 2018, prior to which he was Lead Director) and Chair of both the Executive Committee and the Governance and Organization Committee as well as a member of the Compensation Committee; a director (since April 2013) of 1st Source Corporation (SRCE), the parent company of 1st Source Bank, where he serves as Chairman of the Audit Committee and a member of the Executive Committee; and a director (since October 2014) of Gibraltar Industries, Inc. (ROCK), a manufacturer and distributor of products for the building markets, where he serves as Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

Other Experience and Education: Mr. Khilnani holds a Master of Business Administration degree from the University of New York at Albany, and a Bachelor of Arts degree in Business Administration from Delhi University.

Leon J. Olivier (Term expires 2022)	Age 72; Director since 2014

Mr. Olivier has broad utilities industry experience gained over a 30-year career in all aspects of strategy and operations. These include conventional and nuclear generation, renewable energy development (hydro, wind and solar), electric and gas transmission, distribution and development, and Smart Grid strategy and design. This experience, including his extensive experience in senior leadership and management roles, makes him well qualified to serve on the Board of Directors and to assist in guiding strategy at the highest levels.

Principal Occupation and Business Experience: Mr. Olivier is the retired Executive Vice President of Enterprise Energy Strategy and Business Development of Eversource Energy (formerly Northeast Utilities), headquartered in Boston, Massachusetts, a position he held from 2014 through February 2020. From 2007 to 2014 he served as the Executive Vice President and Chief Operating Officer of Eversource Energy. Eversource Energy is a public utility holding company engaged in the generation, transmission and distribution of electricity, and the distribution of natural gas, to customers in Connecticut, Massachusetts and New Hampshire.

Public Company Directorships: Mr. Olivier currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Olivier has a Master of Business Administration degree from Northeastern University. He also served in the United States Navy submarine service. From 2010 through 2019 he was a director of Essex Financial Services, Essex, Connecticut.

Robert J. Phillippy (Term expires 2023)	Age 60; Director since 2014

Along with his experience as chief executive officer of a publicly held technology company, Mr. Phillippy brings to the Board of Directors extensive experience in mergers and acquisitions as well as in new product innovation and international business development.

Principal Occupation and Business Experience: Mr. Phillippy is an independent executive consultant, advising technology companies on a range of strategic, operational and organizational issues. From 2007 until April 2016 he was the President, Chief Executive Officer and a director of Newport Corporation, which develops, manufactures and supplies lasers, optics and photonics technologies, products and systems for scientific research, microelectronics, defense and security, life and health sciences and industrial markets worldwide. Mr. Phillippy joined Newport in 1996 and served in various executive management positions with Newport and its subsidiaries prior to his appointment as Chief Executive Officer in 2007. In April 2016 Newport was acquired by MKS Instruments, a publicly held provider of instruments, components, subsystems, and process control solutions for advanced manufacturing applications, and from July 2016 to May 2018 Mr. Phillippy served on the board of directors of MKS Instruments. From April 2016 to September 2016 he also served as Executive Advisor to MKS Instruments.

Public Company Directorships: In addition to his current service on the Company’s Board of Directors, Mr. Phillippy is a director (since May 2018) of Materion Corporation (MTRN), a manufacturer of advanced materials, performance alloys and composites, and precision coatings, where he serves as a member of both the Audit Committee and the Governance and Organization Committee, and a director (since November 2018) of Kimball Electronics, Inc. (KE), a contract manufacturer of durable electronics and other products for a variety of industries globally, where he serves as a member of the Audit Committee. He was a director of MKS Instruments from July 2016 until May 2018 and a director of its predecessor Newport Corporation from 2007 until April 2016.

Other Experience and Education: Mr. Phillippy holds a Master of Business Administration degree from Northwestern University’s Kellogg School of Management, and a Bachelor of Science degree in Electrical Engineering from the University of Texas at Austin. He has over 35 years of experience in technology-related industries, including various sales and marketing management positions at Square D Company, an electrical equipment manufacturer, from 1984 to 1996.

Larry W. Solley (Term expires 2022)	Age 78; Director since 1999

Mr. Solley’s prior experience in acquisitions, international executive management, strategic planning and in sales and marketing with Emerson Electric and Fisher Controls, both large, complex, multinational corporations, as well as his engineering and domestic and foreign manufacturing experience, enable him to provide valuable insight to Board deliberations and valuable guidance to the Company.

Principal Occupation and Business Experience: Mr. Solley retired in 2002 as an Executive Vice President of the Process Management Business Group of Emerson Electric Co., an international technology and engineering provider of process management, industrial automation, climate technologies, and commercial and residential solutions. He was responsible for certain product line acquisitions and their worldwide integration into the Process Management Group, and for development of new international manufacturing facilities for the Group. Mr. Solley was previously Chairman, President and Chief Executive Officer of Fisher Controls International Inc., prior to which he held a number of other positions with Fisher Controls including Vice President Strategic Planning, Vice President Marketing and Sales, and Group Vice President. Prior to his positions at Emerson Electric and Fisher Controls, he held a number of engineering and manufacturing positions within Monsanto Agricultural Chemical Company.

Public Company Directorships: Mr. Solley currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Solley serves on the Board of Directors of Bourns Inc., a manufacturer and supplier of sophisticated electronic components, where he serves as a member of the Audit and Compensation Committees. He received a Bachelor of Science degree in Chemical Engineering from Louisiana Tech University and engaged in post graduate studies at Loyola University in New Orleans and the Institut Européen d'Administration des Affaires (INSEAD) in Fontainebleau, France. He has also served as President and Chairman of the Valve Manufacturers Association.

Gloria L. Valdez (Term expires 2022)	Age 58; Director since 2019

Ms. Valdez’s extensive strategic and operational experience in the defense markets as well as her management and financial expertise allow her to assist the Board in guiding the Company’s strategy at the highest level.

Principal Occupation and Business Experience: Ms. Valdez retired in April 2018 after 32 years of civilian service with the Department of the Navy and the Department of Homeland Security. Prior to her retirement, she served as the Deputy Assistant Secretary of the Navy within the Office of the Assistant Secretary of the Navy (ASN) for Research, Development and Acquisition. In this capacity, she was responsible for executive oversight of all naval shipbuilding programs, major ship conversions, and the maintenance, modernization and disposal of in-service ships. She previously served as the Executive Director for the Program Executive Office for submarines, responsible for civilian management and the design, acquisition and construction for submarine platform and undersea systems; as the Director of the Investment and Development division within the Office of ASN for Financial Management and Comptroller; as the Director for Naval and Commercial Construction in the Office of the ASN for Ship Programs; and in various other civilian positions within the Navy Department. She has also served as the Budget Director for the U.S. Immigration and Customs Enforcement within the Department of Homeland Security

Public Company Directorships: Ms. Valdez currently serves on the Company’s Board of Directors.

Other Experience and Education: Ms. Valdez holds a Master of Science degree in Management from Florida Institute of Technology as well as a Bachelor of Science degree in Mechanical Engineering from the University of New Mexico. She has received the Department of the Navy’s Distinguished, Superior and Meritorious Civilian Service Awards, and in 2014 she was awarded the Pioneer award from Great Minds in STEM. She is also the ship sponsor of the Virginia Class submarine USS Vermont (SSN 792), which was christened in October 2018 and commissioned in April 2020.

PROPOSAL 2: APPROVAL OF AMENDMENTS
TO 2018 OMNIBUS INCENTIVE PLAN

The Board of Directors recommends a vote FOR the amendments described below.

The Company’s Board of Directors has approved, and recommends that the shareholders approve, certain amendments to the Company’s 2018 Omnibus Incentive Plan (the “Omnibus Plan”) to permit non-employee directors of the Company to become participants in the Omnibus Plan. Participating non-employee directors would become eligible to receive stock-based compensation through the Omnibus Plan in the form of shares of Common Stock of the Company (“Company Common Stock”) and/or cash which the director may elect to defer and have paid out in shares of Common Stock at a future date.

The amendments will not increase the number of shares authorized for issuance under the Omnibus Plan. However, because they expand the classes of persons eligible to participate in the Omnibus Plan, they are subject to shareholder approval.

Background

Since 2001 the Company’s non-employee directors have been compensated pursuant to the Company’s Compensation Plan for Non-Employee Directors (the “Directors Compensation Plan”). Directors who are employees of the Company do not receive compensation for their service on the Board.

Under the Directors Compensation Plan, the non-employee directors’ compensation is approved by the Human Resources and Compensation Committee of the Board (the “HRCC”) and is payable in the form of shares of Common Stock and/or cash which the director may elect to defer and have paid out in shares of Common Stock or cash at a future date, subject to certain limitations.

The elements of the non-employee directors’ compensation as well as their actual compensation for 2020 are described in detail under “Director Compensation” on page 17.

Current Limitations on Share-Based Awards to Directors

The Directors Compensation Plan authorizes a maximum of 400,000 shares of Common Stock to be issued to non-employee directors. Other than an automatic adjustment for the Company’s 2005 stock split, this number has not been increased since its original approval in 2001.

As of September 30, 2020, 285,521 shares had been issued under the Directors Compensation Plan and an additional 78,540 shares were subject to future issuance pursuant to previous deferral elections; so only 35,939 shares currently remain available for future compensation awards under the Directors Compensation Plan. Based on the non-employee directors’ current annual equity award issuance rate and deferral elections and the recent range of Company stock prices, the Company projects that between 15,000 and 18,000 shares will be required in each of 2021 and 2022, in which case the remaining shares authorized under the Directors Compensation Plan may be insufficient to provide for the full amount of January 2022 awards.

Alternatives Considered

The Company considered possible methods for providing Common Stock awards to the non-employee directors, including increasing the number of shares available under the Directors Compensation Plan, establishing a new compensation plan for the non-employee directors, or issuing the non-employee directors’ future share compensation from the Omnibus Plan.

Plan Amendments Approved

After an internal review of the options, and in conjunction with the recommendations of the HRCC’s Compensation Consultant, the HRCC and the Board determined that it would be in the Company’s best interests to expand the eligible recipients of awards under the Omnibus Plan to include non-employee directors as eligible recipients of awards.

The Board favorably noted the fact that as of September 30, 2020, there were 746,473 shares available for future awards under the Omnibus Plan, which at recent annual rates of issuance would satisfy all projected share awards under the Company’s long-term incentive plan prior to the plan’s expiration even with the inclusion of awards to non-employee directors.

The HRCC and the Board also approved the implementation of a one-year vesting requirement on future director share awards under both the Directors Compensation Plan and the Omnibus Plan, beginning with the awards to be granted under the Directors Compensation Plan in January 2021.

Description of Amendments to the Omnibus Plan

At its regular meeting in November 2020, the Board therefore amended the Omnibus Plan, subject to shareholder approval, as follows:

•	To add non-employee directors as eligible participants in the Omnibus Plan.

•	To authorize a new class of share awards solely for non-employee directors (“Director Share Awards”) consisting of shares of Common Stock to be issued to a non-employee director either as a direct award of shares or as a result of a cash award which the director has elected to defer and receive in shares of Common Stock at the end of the deferral period. Although setting the specific terms and amounts of future Director Share Awards would remain the responsibility of the HRCC under its general responsibility for determining non-employee directors’ compensation, the Company expects that under the current compensation program for non-employee directors the terms of these awards would remain substantially the same as awards under the Directors Compensation Plan with the addition of the new one-year vesting period (see “Background” above, and “Director Compensation” on page 17).

•	To limit the annual amount of each director’s annual Director Share Awards as described below.

A complete copy of the Omnibus Plan as amended subject to shareholder approval, marked to indicate the substantive changes, is attached to this Proxy Statement as Appendix A.

Limit on Annual Awards to Non-Employee Directors

The proposed amendments will limit the maximum number of shares of Common Stock which may be awarded to non-employee directors under the Omnibus Plan in any fiscal year. The limit states that the fair market value of shares of Common Stock that may be issued pursuant to Director Share Awards granted in any fiscal year of the Company, together with any other cash compensation earned by such director for such fiscal year, shall not exceed $600,000. As described in “Director Compensation” on page 17, the Company’s non-employee directors received compensation in fiscal 2020 ranging from approximately $230,000 to $288,000; however, the Company has not increased the non-employee directors’ annual compensation since calendar 2018 and no increase was adopted for calendar 2021.

Effect of Shareholder Approval

If the amendments to the Omnibus Plan are approved:

•	There will be no increase in the aggregate number of shares of Common Stock issuable under the Company’s current compensation plans.

•	Beginning in 2022, awards of Common Stock or stock-based compensation to non-employee directors will be made under the Omnibus Plan, subject to the specified annual limit, one-year vesting and the other restrictions in the Omnibus Plan.

In any event, the January 2021 share awards to non-employee directors will remain outstanding under the Directors Compensation Plan, subject to the new one-year vesting requirement (which does not require shareholder approval). The Directors Compensation Plan will continue in existence in order to satisfy previous share deferral elections and for such other permitted purposes as the HRCC may determine.

For all of the above reasons, the Board of Directors recommends that shareholders vote FOR the amendments.

Other Equity Compensation Plan Information

As additional information in connection with this Proposal, the following table summarizes certain information regarding shares of Company common stock that may be issued by the Company pursuant to its equity compensation plans existing as of September 30, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column (1)
Equity compensation plans approved by security holders (2)	220,300	(3)	N/A	(4)	746,473	(5)
Equity compensation plans not approved by security holders (6)	78,540	(6)	N/A	(4)	35,939	(6)
Total	298,840		N/A	(4)	782,412

(1)	The number of shares is subject to adjustment for future changes in capitalization by stock splits, stock dividends and similar events. Does not include shares that may be purchased on the open market pursuant to the Company’s Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, participants may elect to have up to 10% of their current salary or wages withheld and contributed to one or more independent trustees for the purchase of shares. At the discretion of an officer of the Company, the Company or a domestic subsidiary or division may contribute cash in an amount not to exceed 20% of the amounts contributed by participants; however, the total number of shares purchased with the Company’s matching contributions after October 15, 2003 may not exceed 275,000. As of September 30, 2020, 621,749 shares had been purchased with the Company’s matching funds of which 209,727 were purchased after October 15, 2003.

(2)	Consists of the Company’s 2018 Omnibus Incentive Compensation Plan (the “Omnibus Plan”).

(3)	Represents unvested shares of time-vested restricted stock and shares issuable pursuant to unvested performance-accelerated restricted share (PARS) awards, all under the Omnibus Plan.

(4)	The securities outstanding at September 30, 2020 have no exercise price.

(5)	Represents shares currently available for awards under the Omnibus Plan.

(6)	Consists of the Company’s Compensation Plan for Non-Employee Directors (the “Directors Compensation Plan”). The Directors Compensation Plan provides for each director to be compensated primarily by an annual retainer fee payable partially in cash and partially in shares, as determined periodically by the Human Resources and Compensation Committee of the Board. Since 2018 the cash retainer fee has been payable in January and the share portion of the retainer fee has been distributed in January. Directors may elect to defer receipt of all of their cash compensation and/or all of the stock portion of the retainer fee. The deferred amounts are credited to the director’s deferred compensation account in stock equivalents and are distributed at a future date or dates specified by the director unless distribution is accelerated in certain circumstances, including a change in control of the Company. Deferred cash compensation may be distributed in shares or cash, but any deferred stock compensation may be distributed only in shares. The maximum number of shares available for issuance under the Directors Compensation Plan is 400,000 shares; as of September 30, 2020, 285,521 shares had been issued and a total of approximately 78,540 shares had been elected by five directors to be issued on a deferred basis, leaving only 35,939 shares available for possible current or deferred issuance. The Company has proposed to issue future share-based awards to directors under the Omnibus Plan beginning after the 2021 Annual Meeting, subject to shareholder approval of the amendment described above.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its 2021 fiscal year.

The Audit and Finance Committee of the Board of Directors has appointed KPMG LLP, an independent registered public accounting firm, as independent public accountants of the Company for the fiscal year ending September 30, 2021.

Although the appointment of KPMG LLP is not required to be submitted to a vote of the shareholders, the Board of Directors believes it is appropriate to request that the shareholders ratify the appointment. If the shareholders do not ratify this appointment, the Committee will investigate the reasons for the rejection and will reconsider the appointment.

KPMG LLP or its predecessor firms have served as the independent public accountants of the Company since its incorporation in 1990. A representative of KPMG LLP is expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

Information about the fiscal 2020 audit, the Committee’s policies relating to the approval of audit and permitted non-audit services performed by KPMG LLP, and the fees paid to KPMG LLP by the Company, are set forth under “Audit-Related Matters” on page 39. The Company’s audited financial statements are included in the 2020 Annual Report to Shareholders.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s executive officers as disclosed in this Proxy Statement.

Pursuant to Section 14(a) of the Securities Exchange Act of 1934, the Board of Directors is again soliciting an advisory (non-binding) shareholder vote to approve the compensation of the Company’s executive officers (also referred to herein as the “named executive officers”) as described in this Proxy Statement (commonly referred to as “Say-on-Pay”). In accordance with the results of the vote we conducted at the 2017 Annual Meeting on the frequency of Say-on-Pay votes, we plan to continue to present a Say-on-Pay vote every year. At the 2020 Annual Meeting, over 96% of the shares represented and entitled to vote on the Say-on-Pay proposal were voted in support of the Company’s executive compensation program.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following Resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and its Human Resources and Compensation Committee value the opinions of the shareholders, and to the extent there is a significant vote against the above resolution the Company will consider the shareholders’ concerns and the Committee will evaluate what actions (if any) may be necessary to address those concerns.

The Company’s executive compensation program is designed to attract, motivate, and retain its executive officers, who are critical to the Company’s success. The Human Resources and Compensation Committee reviews the compensation program at least annually to ensure that it achieves the desired goals of aligning the Company’s executive compensation structure with shareholders’ interests and current market practices. Based on its latest review, the Committee did not make any substantial changes to the structure of the program for fiscal 2021.

The Committee believes that the program constitutes a balanced, competitive approach to compensation that supports its compensation objectives through performance based compensation that aligns the interests of executives with those of the Company’s shareholders. Below are some key features of the compensation program, which is described in detail in the “Compensation Discussion and Analysis” section below:

•	A significant part of the Company’s executive compensation is at-risk and performance-based, including annual cash incentives, which closely link pay to financial results and provide for variability through lower compensation in times of poor performance and higher compensation in times of strong performance. For fiscal 2020, the Committee determined that the performance criteria for the cash incentive plan should be based on Adjusted EPS and Cash Flow, as defined and described under “Principal Elements of Compensation Program–Cash Incentive Compensation”.
•	While the Company has normally provided a significant part of executive compensation as long-term equity incentives (LTEI) in the form of performance-accelerated restricted shares, after considering the continuing financial uncertainties and potential stock volatility resulting from the COVID-19 pandemic the Company ultimately determined that no LTEI awards would be made to the executive officers in fiscal 2020.
•	In 2010, the Committee adopted a clawback policy for equity and incentive compensation and the Company includes recoupment, non-compete and clawback provisions in certain awards where permitted by law.
•	The Company has significant executive stock ownership guidelines, amounting to five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers, which approximates ten times base salary for the CEO and five times base salary for the other executive officers.
•	The Company’s change of control severance plan utilizes a “double trigger” and its employment agreements provide for the protection of confidential information and post-termination consulting.

Shareholders are encouraged to review the section captioned “Executive Compensation Information” beginning on page 19. This section provides details about the Company’s executive compensation program as well as specific information about the compensation of the named executive officers, and includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure referred to in the proposed Resolution.

OTHER MATTERS

Management is not aware of any other matters that will be presented at the Meeting. However, if any other proposal is properly presented for a vote at the Meeting, other than the election of directors and the other proposals described in this Proxy Statement, the proxy holders will vote on it in their own discretion.

REQUIRED VOTE

At the Meeting, shareholders will be entitled to cast one vote for each share held by them of record on the record date. There is no cumulative voting with respect to the election of directors.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the matter in question will be required to elect directors, to approve each of the individual proposals described in this Proxy Statement, and to act on any other matters properly brought before the Meeting. The Company’s Corporate Governance Guidelines provide that an incumbent director who fails to obtain such a majority vote must promptly offer his or her resignation to the Chairman, and the remaining directors shall meet to consider whether it is in the best interests of the Company to accept the resignation or to permit the incumbent to remain on the Board for such period of time as the Board may determine or until a successor is elected and qualified.

Shares represented by proxies which are marked “Withhold Authority” with respect to the election of either or both nominees for election as directors, marked “Abstain” on any one or more of the other individual proposals described in this Proxy Statement, or marked to deny discretionary authority on any other matters brought before the Meeting will be counted for the purpose of determining the number of shares represented by proxy at the Meeting; but proxies so marked will have the same effect as if the shares represented thereby were voted against such nominee or nominees, against such proposals, or against such other matters, respectively.

Under the Rules of the New York Stock Exchange, the proposal to approve the appointment of independent auditors is considered a “discretionary” item, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, the election of directors and the other items on the Meeting agenda are “non-discretionary” items, which means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will, if the underlying shares are otherwise represented at the Meeting, be considered to be present for purposes of determining a quorum, but will be treated as not entitled to vote on such matter or matters; they will therefore not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors or the other matters to be considered at the Meeting. If your shares are held by a broker it is important that you provide voting instructions to your broker so that your votes are counted.

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CORPORATE GOVERNANCE INFORMATION

BOARD OF DIRECTORS

The Board of Directors currently consists of nine directors, but beginning at the Meeting the number of directors will be reduced to eight. The directors are divided into three classes as nearly equal in size as practicable, with one class elected each year. Information about each of the current directors and the upcoming reduction in the size of the Board is provided under “Proposal 1: Election of Directors” beginning on page 2.

Two of the directors, Victor L. Richey and Gary E. Muenster, are members of the Company’s management. The seven non-management directors are Patrick M. Dewar, Vinod M. Khilnani, Leon J. Olivier, Robert J. Phillippy, Larry W. Solley, James M. Stolze and Gloria L. Valdez. Ms. Valdez was elected to the Board in November 2019 for a term expiring in 2022, at which time Mr. Richey agreed to shorten his term by a year and stand for election in 2021 in order to equalize the number of directors in each class as required by the Company’s Bylaws. There have been no other changes in the composition of the Board since the beginning of fiscal 2020.

The Board of Directors has affirmatively determined that none of the non-management directors has any material relationship with the Company other than in his or her capacity as a director and shareholder, and therefore all of such directors are, and at all times during their service in fiscal 2020 were, independent as defined under the Company’s Corporate Governance Guidelines and the listing standards of the New York Stock Exchange. See the discussion under “Related Person Transactions and Procedures” below.

The Board of Directors held five meetings during fiscal 2020. All of the directors attended at least 75% of the meetings of the Board and of each of the committees on which they served which were held during their periods of service. The Company’s policy requires that all directors attend the Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the director. All of the directors then serving attended the 2020 Annual Meeting, held in Naples, Florida.

Governance Policies and Management Oversight

The Board of Directors has adopted Corporate Governance Guidelines to guide its actions, as well as a Code of Business Conduct and Ethics applicable to all of the Company’s directors, officers and employees. Additionally, the Board has adopted a Code of Ethics for Senior Financial Officers applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and persons performing similar duties. These documents are posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center/ Governance/Governance Documents” tab, and a copy of any of these documents is also available in print to any shareholder who requests it.

As permitted in the Corporate Governance Guidelines, the Board has determined that Mr. Richey should hold the positions of both Chief Executive Officer and Chairman of the Board of Directors. Based upon its most current review of that determination, the Board continues to believe that it has served the Company well. Mr. Richey has been and continues to be Chairman of the Board and Chief Executive Officer. The Board believes that Mr. Richey is a strong leader at both the Company and the Board levels, and believes that because he has primary responsibility for managing the day-to-day operations of the Company he is also well positioned to provide Board leadership that is aligned with shareholder interests and the needs of the Company. Furthermore, the Board believes that having Mr. Richey serve as both Chairman of the Board and Chief Executive Officer enables the Company to speak with one voice, and reduces the chance of confusion about leadership roles and responsibilities.

At the same time, the Board is also very cognizant of its oversight responsibilities, and has in place structural safeguards that serve to preserve the Board’s independent oversight of management. The Board has only two management directors, with a significant majority of directors remaining independent. All of the directors are highly qualified and experienced. Additionally, all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee are independent directors.

Further, in view of Mr. Richey’s dual role as Chief Executive Officer and Chairman, in accordance with the Corporate Governance Guidelines the Board has appointed Mr. Stolze as Lead Director. The Lead Director chairs all meetings of the independent directors, which normally occur in conjunction with each Board meeting; provides regular input to the Chairman regarding the content of the agendas for meetings of the Board; advises the Chairman of the quality, quantity and timeliness of the information required by the Board to effectively and responsibly perform its oversight duties; and acts as liaison between the Board and the Chairman on sensitive issues. The Board believes that these safeguards have been and are effective in preserving the Board’s independent oversight of management.

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The Board’s Role in Risk Oversight

The Company’s management is responsible for managing the Company’s risks on a day-to-day basis, and has adopted an ongoing enterprise risk management process that it uses to identify and assess Company risks. Management has identified risks in four general areas: Financial and Reporting; Legal and Compliance; Operational; and Strategic. Periodically, management advises the Board and the appropriate Board committee of the risks identified; management’s assessment of those risks at the business unit and corporate levels; its plans for the management of these identified risks or the mitigation of their effects; and the results of the implementation of those plans.

While the Board as a whole has responsibility for and is involved in the oversight of management’s risk management processes, plans and controls, some of the identified risks are given further review by the Board committee most closely associated with the identified risks. For example, the Audit and Finance Committee provides additional review of the risks in the areas of accounting and auditing, liquidity, credit, tax and cybersecurity. Similarly, the Human Resources and Compensation Committee provides additional review of risks in the area of compensation and benefits and human resource planning. The Nominating and Corporate Governance Committee devotes additional time to the review of risks associated with corporate governance, ethics and legal issues.

The Board’s leadership structure combines the positions of Chairman of the Board and Chief Executive Officer but includes the additional position of Lead Director, as discussed above. This structure enables the Chief Executive Officer, who has intimate knowledge of management’s day-to-day risk management processes and controls, to ensure that the directors receive the information necessary to discharge their oversight role responsibly, while ensuring that the independent directors maintain independence in their oversight role.

Succession Planning

The Human Resources and Compensation Committee of the Board conducts an annual review of the Company’s long-term succession plan for the CEO. Additionally the Board has adopted an emergency succession plan for the CEO in order to minimize the uncertainty associated with an emergency succession event.

Related Person Transactions and Procedures

The Company has implemented a written policy to ensure that all non-management directors meet the independence standards defined by the New York Stock Exchange and set forth in the Company’s Corporate Governance Guidelines, and to ensure that all Company transactions in which a “Related Person” has or will have a direct or indirect interest will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. “Related Persons” include the Company’s directors, director nominees and executive officers, holders of 5% or more of the Company’s stock, and the immediate family members of each. The policy contains procedures requiring Related Persons to notify the Company of any such transaction and for the Nominating and Corporate Governance Committee to review the material facts of the proposed transaction and determine whether to approve or disapprove the transaction. The Committee will consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. If advance Committee approval is not feasible or is not obtained, the policy requires submission of the transaction to the Committee after the fact, and the Committee is empowered to approve, ratify, amend, rescind or terminate the transaction. In such event, the Committee will also request the General Counsel to evaluate the Company’s controls and procedures to ascertain whether any changes to the policy are recommended.

The Company has developed and implemented processes and controls to obtain information about Related Person transactions for the purpose of determining, based on the facts and circumstances, whether a Related Person has a direct or indirect material interest in the transaction. Pursuant to these processes and controls, all directors and executive officers must annually complete, sign and submit a Directors’ and Officers’ Questionnaire and a Conflict of Interest Questionnaire that are designed to identify Related Person transactions and both actual and potential conflicts of interest, and are required to update their responses in the event of any changes. Additionally, the holders of 5% or more of the Company’s shares (all of whom are institutional investors), are annually requested to respond to certain questions designed to identify direct or indirect material interests by such 5% or more shareholder in any transactions with the Company.

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Based on its review and processes, the Company has determined that except for the matters described in the following paragraph there has been no transaction since the beginning of the Company’s last fiscal year, and there is no other currently proposed transaction, in which the Company was or is to be a participant and in which any Related Person had or will have a direct or indirect material interest.

From 2007 until his retirement in February 2020, one of the Company’s directors, Leon J. Olivier, was the Executive Vice President of Enterprise Energy Strategy and Business Development of Eversource Energy, which through its operating subsidiaries is a customer of the Company’s subsidiary Doble Engineering Company and its subsidiaries (together, “Doble”). Accordingly, the Board of Directors has affirmatively considered each year whether this relationship might affect Mr. Olivier’s independence as a director of the Company. The Board determined that Doble sells and leases equipment and software to Eversource Energy, repairs and calibrates the equipment and maintains the software, and provides testing, training and consulting services to Eversource Energy, all in the ordinary course of their respective businesses; that the total amount of these transactions (including a small amount of component sales to other equipment manufacturers which sell to Eversource) was less than $3,313,000 during fiscal 2019 and less than $2,757,000 during fiscal 2020 (which is less than 0.4% of the Company’s 2020 revenues and less than 0.04% of Eversource Energy’s revenues for 2019, its last completed fiscal year); that Mr. Olivier was not personally involved in these transactions; and that all transactions between Doble and Eversource Energy are intended to be and have been consistent with Doble’s normal commercial terms offered to its customers. Based on its review and consideration of these facts and Mr. Olivier’s oral and written representations, the Board determined that the relationship between the Company and Eversource Energy has not been material, that the relationship has not affected Mr. Olivier’s independent judgment on matters affecting the Company, and that Mr. Olivier is and has been independent under the standards of both the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Communications with Directors

Interested parties desiring to communicate concerns regarding the Company to the Lead Director or to the non-management Directors as a group may direct correspondence to: Mr. James M. Stolze, Lead Director, ESCO Technologies Board of Directors, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186. Alternatively, interested parties who wish to communicate with an individual director or any group of directors may write to such director(s) at ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, Attn: Secretary. All such letters will be forwarded promptly to the relevant director(s).

COMMITTEES

The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, the Nominating and Corporate Governance Committee, and the Human Resources and Compensation Committee.

Each Committee operates under a written charter adopted by the Board of Directors. The charters are posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center / Governance/Committees & Charters” tab, and a copy of each Committee’s charter is available in print to any shareholder who requests it.

The members of each Committee as of the date of this Proxy Statement, and the number of meetings held by each Committee during fiscal 2020, are as follows:

	Executive Committee	Audit and Finance Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee
Patrick M. Dewar		X
Vinod M. Khilnani		X	Chair
Gary E. Muenster
Leon J. Olivier				X
Robert J. Phillippy		X		X
Victor L. Richey	X
Larry W. Solley			X	Chair
James M. Stolze	X	Chair	X
Gloria L. Valdez				X
Number of Meetings:	None	4	4	4

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Executive Committee

The Executive Committee’s function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors has reserved for action by the whole Board.

Audit and Finance Committee

The functions of the Audit and Finance Committee are generally to assist the Board of Directors in its oversight of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Accounting Firm”), and the performance of the Company’s internal audit function. The Committee is responsible for appointing, retaining and overseeing the Accounting Firm and its performance of the annual audit; annually evaluating the qualifications, independence and prior performance of the Accounting Firm; reviewing the scope of the Accounting Firm’s work and approving its annual audit fees and any non-audit service fees; reviewing the Company’s internal controls with the Accounting Firm and the internal audit executive; reviewing with the Accounting Firm any problems it may have encountered during the annual audit; discussing Form 10-K and 10-Q reports with management and the Accounting Firm before filing; reviewing and discussing earnings press releases; discussing with management major financial risk exposures; reviewing the annual internal audit plan and associated resource allocation; and reviewing the Company's reports to shareholders with management and the Accounting Firm and receiving certain assurances from management.

The Committee is also responsible for the Audit Committee Report required to be included in this Proxy Statement pursuant to the regulations of the Securities and Exchange Commission (“SEC”). This Report is set forth under “Audit-Related Matters” on page 39.

The Board of Directors has determined that each member of the Committee is independent, is financially literate, and has accounting or related financial management expertise, as those terms are defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that Mr. Stolze is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee are generally to identify individuals qualified to become Board members and recommend them for election to the Board; to review the composition of Board committees; to develop and recommend to the Board effective corporate governance guidelines; to review the Company’s corporate governance and compliance programs; to oversee the Company’s ethics programs; to review conflicts of interest involving Related Persons, including oversight and administration of the Company’s policy on Related Person transactions; and to lead the Board in its annual review of the Board’s performance.

To be considered for nomination to the Board, candidates must be persons of the highest integrity, have extensive and varied business experience and have demonstrated their ability to interact effectively with associates and peers. They preferably will also have experience and expertise in business areas related to the Company and its technologies, industries and customers. In addition, the Committee will seek out candidates with the ability to interact constructively with the existing Board membership. These attributes will enable the Board to act in the long-term interests of the Company’s shareholders. While the Committee has not established specific minimum qualifications for candidates, it may establish specific membership criteria as appropriate from time to time if the Board determines there is a need for specific skills and industry experience.

Although the Committee does not have a formal policy on diversity, it seeks the most qualified candidates without regard to race, color, national origin, gender, religion, disability or sexual orientation. However, the Committee appreciates the benefits that diversity, including gender diversity, can bring to a board of directors.

The Committee may identify new candidates for nomination based on recommendations from Company management, employees, non-management directors, shareholders and other third parties. The Committee also has the authority to engage third party search firms to identify candidates, and it has done so from time to time. Consideration of a new candidate typically involves the Committee’s review of information pertaining to such candidate and a series of internal discussions, and may proceed to interviews with the candidate. New candidates are evaluated based on the above-described criteria in light of the specific needs of the Board and the Company at the time. Incumbent directors whose terms are set to expire are evaluated based on the above-described criteria, as well as a review of their overall past performance on the Board of Directors.

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The Committee will consider director candidates recommended by shareholders, and will evaluate such individuals in the same manner as other candidates proposed to the Committee. All candidates must meet the legal, regulatory and exchange requirements applicable to members of the Board of Directors. Shareholders who wish to recommend individuals for consideration as director candidates for the 2021 Annual Meeting of Shareholders should notify the Committee no later than August 31, 2020 in order to allow time for their recommendations to be considered by the Committee. Submissions are to be addressed to the Nominating and Corporate Governance Committee, c/o Alyson S. Barclay, Corporate Secretary, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, which submissions will then be forwarded to the Committee. The Committee is not obligated to nominate any such individual for election.

Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange.

Human Resources and Compensation Committee

The functions of the Human Resources and Compensation Committee are generally to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer; to evaluate the Chief Executive Officer’s performance in light of these goals and objectives; to determine the Chief Executive Officer’s compensation based upon the evaluation; to review and approve the compensation of senior officers and other key executives; to approve and evaluate incentive compensation plans, equity-based plans and other compensation plans; to review and approve benefit programs which go beyond the prerogatives of management, including implementation of new programs and material changes to existing programs; to review the performance and development of, and succession planning for, Company management; to assure that executive officers and other senior executives of the Company are compensated in a manner consistent with the strategy of the Company and competitive practice; and to oversee the Company’s Charitable Contributions Program.

The Committee is also responsible for reviewing and discussing with management the Company’s annual Compensation Discussion and Analysis, and recommending its inclusion in the Company’s annual proxy statement and the Company’s Form 10-K filed with the SEC. Its Report on these matters is set forth on page 19.

Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange, including its enhanced independence standards for compensation committee members.

Compensation Committee Interlocks and Insider Participation

During fiscal 2020, none of the members of the Human Resources and Compensation Committee (i) was an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any other relationship requiring disclosure under any paragraph of Item 404 or under Item 407(e)(4) of SEC Regulation S-K. In addition, during fiscal 2020 none of the executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of either the Company’s Board of Directors or its Human Resources and Compensation Committee.

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DIRECTOR COMPENSATION

The responsibilities and the substantial time commitment of a director at a public company require that the Company provide reasonable compensation to incentivize the directors’ performance and ensure their willingness to continue to serve. The Company strives to engage and retain well-qualified directors with significant experience at companies of similar size and complexity. To ensure this is achieved, the Company regularly reviews the compensation provided to its directors. The Human Resources and Compensation Committee obtains competitive market and peer data and periodically retains a compensation consultant to evaluate the competitiveness of its director compensation. The Company’s non-employee directors are compensated pursuant to the Company’s Compensation Plan for Non-Employee Directors based upon their respective levels of Board participation and responsibilities, including service on Board committees. Directors who are employees of the Company do not receive compensation for their service as directors.

Compensation Components. Cash compensation paid to non-management directors consists of an annual cash retainer of $50,000 for all Board and Committee member services during the year; plus additional annual cash retainers for the Lead Director and the Chairs of the Audit and Finance Committee, the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee of $25,000, $7,000, $5,000 and $5,000, respectively. These annual cash retainers are paid in early January.

In addition, each non-management director receives an annual stock award, distributed on the first business day of January, of a number of shares equal to $180,000 divided by the NYSE closing price of the common stock on the distribution date, rounded to the nearest whole share. The annual stock retainer for 2020 was distributed on January 2, 2020 and is included in the directors’ stock compensation for fiscal 2020; based on the January 2, 2020 NYSE closing stock price of $93.32 it amounted to 1,929 shares per non-management director.

The Human Resources and Compensation Committee reviewed the directors’ annual compensation plan in 2020 and determined that the directors were appropriately compensated; therefore, no changes were made to the directors’ compensation for 2021. However, in conjunction with its review of the 2018 Omnibus Incentive Plan the HRCC and the Board implemented a one-year vesting requirement on stock awards, as described under “Proposal 2: Amendments to 2018 Omnibus Incentive Plan” beginning on page 6.

Election to Defer Compensation. The Compensation Plan for Non-Employee Directors permits directors to elect to defer receipt of all of their cash compensation and/or all of their stock compensation. If deferral is elected, the deferred amounts are credited to the director’s deferred compensation account in common stock equivalents. If cash compensation is deferred, the number of common stock equivalents credited is equal to the amount deferred divided by the NYSE closing price of the common stock as of the date on which the deferral occurs (or if that is not a trading day, then the last preceding trading day). If stock compensation is deferred, the number of common stock equivalents credited is equal to the number of shares deferred. Common stock equivalents in the director’s deferred compensation account have no voting rights, but earn dividend equivalents on each dividend payment date equal to the dividends payable on a like number of shares of common stock; and the dividend equivalents earned are credited to the director’s deferred compensation account as additional common stock equivalents valued at the NYSE closing price on the dividend date. A director’s deferred compensation account becomes distributable when the director leaves the Board, or at such other date as may be specified by the director consistent with the terms of the Plan; distribution will be accelerated in certain circumstances, including a change in control of the Company. The account is distributable at the election of the director either in cash or in shares; however, any stock portion which has been deferred may only be distributed in shares. During fiscal 2020, Mr. Dewar, Mr. Olivier and Ms. Valdez deferred receipt of their cash compensation and stock compensation, as described in the footnotes to the Fiscal 2020 Compensation Table below. In addition, Mr. Phillippy’s and Mr. Stolze’s stock compensation from certain prior years continued to be deferred pursuant to prior deferral elections which they had terminated as to future compensation.

If the proposed amendments to the 2018 Omnibus Compensation Plan are approved at the Meeting, as described in “Proposal 2: Approval of Amendments to 2018 Omnibus Compensation Plan”, the equity compensation of the non-employee directors for 2022 and beyond will be determined and paid pursuant to the 2018 Omnibus Compensation Plan, but upon substantially the same terms and with substantially the same deferral elections as have previously been provided under the Compensation Plan for Non-Employee Directors.

Director Stock Ownership Guidelines. Directors are subject to stock ownership guidelines. Under these guidelines, within five years after their appointment to the Board each non-management director is expected to acquire and hold shares or common stock equivalents having a total cash value equal to five times the annual cash retainer. All directors currently hold more than that amount except Ms. Valdez, who was elected in November 2019 and is expected to meet the guidelines within the five-year period.

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Extended Compensation Plan for Certain Directors. Under the Company’s Directors’ Extended Compensation Plan, a plan for non-management directors who began Board service prior to April 2001, Mr. Solley and Mr. Stolze are each eligible to receive for life an annual benefit of $20,000 beginning after their service as a director ceases. In the event of the death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life; if an eligible director dies before retirement, 50% of the benefit, determined as if the director had retired on the date of death, will be paid to the surviving spouse in a lump sum.. The plan permits an eligible director to elect to receive the actuarial equivalent of the benefit in a single lump sum after retirement; and in compliance with section 409(a) of the Internal Revenue Code, Mr. Solley and Mr. Stolze have each made this election.

Fiscal 2020 Compensation. The following table sets forth the compensation of the Company’s non-management directors for fiscal 2020. Mr. Richey and Mr. Muenster are executive officers and did not receive any additional compensation for their service as directors; their compensation is set forth in the section captioned “Executive Compensation Information” beginning on page 19.

Name)	Fees Earned or Paid in Cash		Stock Awards (1)		Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings (2)		All Other Compensation	Total
Patrick M. Dewar	$50,000	(3)	$180,014	(3)	–-	–-	$	n/a	–-	$230,014
Vinod M. Khilnani	55,000	(4)	180,014		—	—		n/a	—	235,014
Leon J. Olivier	50,000	(5)	180,014	(5)	—	—		n/a	—	230,014
Robert J. Phillippy	50,000	(6)	180,014		—	—		n/a	—	230,014
Larry W. Solley	55,000	(7)	180,014		—	—		4,146	—	239,160
James M. Stolze	82,000	(8)	180,014		—	—		5,761	—	267,775
Gloria L. Valdez	62,500	(9)	225,032	(9)	—	—		n/a	—	287,532

(1)	Dollar amounts represent the aggregate fair values of the 1,929 shares granted to each director under the Compensation Plan for Non-Employee Directors as of the January 2, 2020 grant date and are based on the $93.32 NYSE closing price on that date. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, Mr. Dewar, Mr. Olivier and Ms. Valdez have elected to defer the receipt of their share awards and to receive common stock equivalents in lieu of shares. The amounts reflect the actual dollar amounts recognized for financial statement reporting purposes for fiscal 2020.

(2)	Represents the changes in actuarial present value of the participating directors’ accumulated benefits under the Company’s Directors’ Extended Compensation Plan, described above, from September 30, 2019 to September 30, 2020. The changes in pension value include the effect of changes in actuarial assumptions from the preceding year. For fiscal 2020 overall pension values increased for Mr. Solley and Mr. Stolze in the net amounts of $4,146 and $5,761 respectively, due to the effect of changes in actuarial assumptions from the preceding year which increased their pension values by $13,490 and $15,034 respectively. The actuarial assumptions used in fiscal 2020 are described in footnote (1) to the Pension Benefits table on page 33.

(3)	Represents cash retainer of $50,000; however, Mr. Dewar elected to receive in lieu of cash approximately 522 common stock equivalents having the same aggregate value on the issue date. Mr. Dewar also elected to defer receipt of his stock compensation and therefore received 1,929 common stock equivalents in lieu of stock.

(4)	Represents cash retainer of $50,000 and committee chair fee of $5,000.

(5)	Represents cash retainer of $50,000; however, Mr. Olivier elected to receive in lieu of cash approximately 522 common stock equivalents having the same aggregate value on the issue date. Mr. Olivier also elected to defer receipt of his stock compensation and therefore received 1,929 common stock equivalents in lieu of stock.

(6)	Represents cash retainer of $50,000.

(7)	Represents cash retainer of $50,000 and committee chair fee of $5,000.

(8)	Represents cash retainer of $50,000, lead director cash retainer of $25,000, and committee chair fee of $7,000.

(9)	Represents prorated cash retainer of $12,500 paid upon Ms. Valdez’ initial election in November 2019, plus 2020 cash retainer of $50,000; Ms. Valdez elected to receive in lieu of the 2020 cash retainer approximately 522 common stock equivalents having the same aggregate value on the issue date. Ms. Valdez also elected to defer receipt of both her prorated stock compensation of 531 shares paid upon her initial election and her 2020 stock compensation of 1,929 shares, and therefore received a total of 2,460 common stock equivalents in lieu of stock.

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EXECUTIVE COMPENSATION INFORMATION

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed with management the Company’s disclosures under the section captioned “Compensation Discussion and Analysis” beginning immediately following this Compensation Committee Report.

Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the Securities and Exchange Commission.

The Human Resources and Compensation Committee

Vinod M. Khilnani, Chair
Larry W. Solley
James M. Stolze

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources and Compensation Committee is responsible for determining the compensation of the Chairman and Chief Executive Officer (the “CEO”) and other senior officers and key executives of the Company. This Compensation Discussion and Analysis discusses the compensation of the CEO and the other executive officers identified in the Summary Compensation Table on page 29, whom we refer to herein as the “executive officers” or the “named executive officers.”

Compensation Objective

The Committee’s objective is to develop and maintain industry-competitive compensation packages to attract, retain, motivate and reward the Company’s executive officers and other senior officers and key executives. Compensation programs are designed to be consistent with those of other companies engaged in similar industries and/or of similar size with which the Company is likely to compete for talent to enable the Company to employ and retain a high-quality management team. The Committee seeks to use performance based compensation to maximize the alignment of executive compensation with the long-term interests of the Company’s shareholders.

Executive Summary

The Company’s compensation programs are designed to reward positive financial performance. The cash incentive program is tied to key strategic and financial targets and is designed to reward strong performance. Payouts are higher in times of good performance and lower when targets are not achieved. The stock-based long-term equity incentive (“LTEI”) program and stock ownership guidelines align the interests of executives and shareholders by ensuring that executives bear the economic risk of share ownership. Further, under the Performance-Accelerated Restricted Share (“PARS”) awards, one of the principal elements of the LTEI program, shares may not become vested until at least 3½ years after the initial award, which contributes to the goal of executive retention. As these awards are tied to stock price, this also serves as an incentive to drive strong Company performance. Because the compensation program has historically produced the results desired by the Committee, and based on its review of the compensation program, the executive officers’ current compensation and the Company’s fiscal 2019 performance, the Committee originally determined, in late 2019 and early 2020, that no changes to the structure of its compensation program were warranted for fiscal 2020.

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COVID-19 Impacts on 2020 Compensation

At its May 2020 meeting, as it had become apparent that the COVID-19 pandemic was likely to significantly impact the Company’s outlook for 2020, the Committee evaluated the Company’s compensation program to determine what actions were warranted for the remainder of 2020. As a result, the Committee initially delayed making its normal mid-year LTEI grants, and eventually determined not to grant any LTEI awards for 2020 to the executive officers.

Compensation Summary

The Committee offers its executive officers a compensation package that includes:

•	A competitive base salary;
•	An annual at-risk cash incentive based on key performance metrics;
•	Equity-based long-term incentive compensation (“LTEI”) which incorporates Company stock performance and retention factors;
•	An employment agreement and a “double-trigger” change of control Severance Plan; and
•	Appropriate and reasonable perquisites.

The Committee sets compensation levels based on the skills, experience and performance of each executive officer, taking into account the benchmarking described below and compensation recommendations made by the CEO (except with respect to his own position). The Committee’s pay for performance philosophy is reflected in the annual compensation review. For example, as a result of the COVID-19 impact on the Company the Committee deferred a decision on whether to award LTEI to the executive officers for fiscal 2020 beyond its normal mid-year award date, and ultimately decided that no LTEI awards would be made for fiscal 2020, as described under “Long-Term Equity Incentive Compensation” below. Additionally, the Company’s LTEI awards utilize share price for acceleration, thereby closely aligning the executive officers with the shareholders on share price performance. The Committee also considers tally sheets which provide, for each executive officer, a recap of each principal element of compensation as well as benefits, perquisites, equity awards, and stock ownership and potential ownership. The tally sheets also reflect the incremental compensation which would be payable as a result of various termination scenarios and each element of pay or benefits impacted. The Committee retains the discretion to adjust all elements of compensation as it deems appropriate, subject to the requirements of shareholder-approved plans.

Compensation Consultant and Benchmarking

The Committee is authorized by its charter to employ independent compensation and other consultants. The Committee has typically engaged a nationally recognized compensation consulting firm (the “Compensation Consultant”) every other year to assist the Committee in evaluating executive compensation. The Compensation Consultant provides information, research and analysis pertaining to executive compensation as requested by the Committee, including updates on market trends, survey data and analysis for market review. The Committee also from time to time engages its primary outside counsel, Bryan Cave Leighton Paisner LLP (“BCLP”) to advise it on selected executive compensation issues.

2018 Compensation Report (Fiscal 2019 Compensation Review). In the summer of 2018 the Committee engaged Pay Governance LLC as the Compensation Consultant to provide a compensation report (the “2018 Compensation Report”) for the Committee’s fiscal 2019 compensation review. One of the elements of the 2018 Compensation Report was the Willis Towers Watson 2018 General Industry Executive Compensation Survey Report – U.S. (the “WTW Market Survey”), a broad-based survey of management compensation, as the primary source for benchmarking its executive compensation levels. A broad market survey provides decision-quality data that is generally reliable and consistent year-over-year. The Company was among the over 750 participating companies which contributed management compensation data for the WTW Market Survey. A list of all of the participating companies included in the WTW Market Survey is attached as Appendix B to this Proxy Statement.

For its 2018 Compensation Report the Compensation Consultant also provided data from the peer group described below (the “2018 Peer Group”) to be used in conjunction with the WTW Market Survey in order to add context to the decision-making process and provide a supplemental perspective on the market. Peer group proxy data provides transparent line-by-line information for each company in the peer group, and provides the ability to review industry trends and compensation design practices as well as pay-for-performance alignment. The 2018 Peer Group was based on the SIC codes assigned to the Company’s subsidiaries and represented companies in the following industries in which the Company participates:

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•	Industrial valves;
•	General industrial machinery;
•	Radio and television communications equipment;
•	Printed circuit boards;
•	Instruments to measure electricity; and
•	Services not elsewhere classified.

Companies in the above industries were then filtered for revenue size in order to determine the 2018 Peer Group. The following is a list of the companies in the 2018 Peer Group, with their ticker symbols:

Aegion Corporation (AEGN)	CTS Corporation (CTS)	MKS Instruments, Inc. (MKSI) *
Ameresco, Inc. (AMRC) *	FARO Technologies, Inc. (FARO)	MTS Systems Corporation (MTSC)
Barnes Group Inc. (B)	Franklin Electric Co., Inc. (FELE) *	Myers Industries Inc. (MYE) *
Chart Industries, Inc. (GTLS)	Helios Technologies (HLIO) *	Powell Industries, Inc. (POWL) *
CIRCOR International, Inc. (CIR) *	Lydall Inc. (LDL)	Standex International Corporation (SXI)
Comtech Telecommunications Corp. (CMTL) *	MACOM Technology Solutions Holdings Inc. (MTSL) *	Tri Mas Corporation (TRS) Viavi Solutions Inc. (VIAV) *

* Peer group proxy data not available for the General Counsel position.

Updates for Fiscal 2020 Compensation Review. The Committee also used both the WTW Market Survey and the 2018 Peer Group survey as the basis for its compensation review for fiscal 2020, but aged the data in both surveys by 3%.

Fiscal 2020 Benchmarking. For its compensation review for fiscal 2020 the Committee reviewed each principal element of compensation (base salary, cash incentive and LTEI), as well as total cash compensation (base salary and cash incentive), and total direct compensation (target cash compensation and LTEI) for each of the Company’s executive officer positions, and compared them against the annual median and 75th percentile market rates from the WTW Market Survey and for the 2018 Peer Group, in each case as aged by 3%. The range for each element of compensation from the median to the 75th percentile in a survey, as aged by 3%, is referred to hereinafter as the “Benchmark Range” for that survey and that element of compensation. For fiscal 2020, the Committee utilized the Benchmark Ranges from the WTW Market Survey and the 2018 Peer Group in determining the competitiveness of the executives’ compensation. The Committee also compared relative Company performance against the performance of the companies in the 2018 Peer Group to test the overall reasonableness of pay for performance.

The Committee used the WTW Market Survey and 2018 Peer Group data described above as a guideline and frame of reference in determining appropriate compensation levels and incentives for the executive officers; however, the Committee does not make its decisions according to a formula, and the Committee exercises considerable judgment and discretion in making them. The complexity and composition of the Company (consisting at that time of four primary business lines) does not lend itself to comparisons with a readily ascertainable peer group, and while matching by SIC codes can provide some measure of comparability, there are wide variations in the type and complexity of these companies. The Committee therefore considers the Benchmark Ranges to be only a guide, and makes individual determinations of compensation for each of the executive officers based on numerous factors including the comparative responsibilities of the executive officers and the Committee’s assessments of individual and Company performance.

Compensation Consultant Independence. In August 2020, the Committee assessed the independence of Pay Governance and BCLP in line with the SEC’s compensation consultant independence factors, and determined there were no conflicts of interest. The Committee will continue to review their independence status at least annually and will keep the compliance letters on file.

Principal Elements of Compensation Program

The principal elements of the compensation program for executive officers (base salary, annual cash incentive and long-term equity incentive) are reflected in the Summary Compensation Table on page 29. Each of these elements is described in detail in the corresponding sections below.

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The Company does not believe that any risks arising from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Any such risk is mitigated by the multiple elements of the compensation programs, including base salary, annual cash incentive programs, and LTEI awards which are earned over multiple years. This structure encourages decision-making that is in the best long-term interests of the Company and the shareholders.

Based on its review of the compensation program, the executive officers’ current compensation and the Company’s fiscal 2019 performance, the Committee determined that no changes to the structure of its compensation program were warranted for fiscal 2020. However, beginning in the third quarter of fiscal 2020 several changes in the fiscal 2021 compensation have been approved and are being implemented, including eliminating the tax gross-up on perquisites, modifying the “change of control” provisions in several plans and award agreements to include a “double trigger”; also the types of equity awards granted under the LTEI program will be changed from time-vested, performance-accelerated PARS awards to performance-based Performance Share Units and Restricted Share Unit awards.

Total Direct Compensation. The executive officers receive total direct compensation consisting of cash compensation (base salary plus annual cash incentive compensation) and long-term equity incentive compensation. Each of these elements is described in detail in the corresponding sections below.

The Committee sets target levels for total direct compensation based on the skills, experience, breadth of their role, and performance of each executive officer, taking into account the benchmarking described above and compensation recommendations made by the CEO (except with respect to his own position). The Committee also considers the performance of the Company. For fiscal 2020, noting the Company’s strong performance in fiscal 2019, the Committee increased the executive officers’ total direct compensation as described in detail below. Total direct compensation for fiscal 2020 was within the WTW Market Survey and 2018 Peer Group Benchmark Ranges for Mr. Richey, above the WTW Market Survey and 2018 Peer Group Benchmark Ranges for Mr. Muenster, and slightly above the WTW Market Survey Benchmark Range and within the 2018 Peer Group Benchmark Range for Ms. Barclay.

Base Salaries. Base salaries are designed to attract, retain, motivate and reward competent, qualified, experienced executives. The Company emphasizes performance-based compensation for the executive officers. At the discretion of the Committee, with input by the CEO, executive officers with significant experience and responsibility who consistently demonstrate exemplary performance may be paid above the Benchmark Ranges for their positions.

Fiscal 2020 base salaries for the executive officers were set by the Committee at the beginning of fiscal 2020. The salaries were based on the Committee’s review of current salary levels and total cash compensation (base salary plus cash incentive target) compared to the WTW Market Survey and 2018 Peer Group Benchmark Ranges for each position, as adjusted for the relative value of the jobs within the Company compared to those in the comparison surveys. The Committee also took into account, for Mr. Richey, fiscal 2019 individual and Company performance, and for the other executive officers, a subjective evaluation of the executives’ fiscal 2019 performance with input from Mr. Richey. Based on the factors considered, the Committee determined that increases in total cash compensation of 4.5%, 4.2% and 4.2% were warranted for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively, and (as it had done for 2019) it provided each of the executive officers with the discretion to allocate their increase prospectively between their base salaries and their cash incentive targets. Mr. Richey and Ms. Barclay each elected to allocate the entire dollar amount of their increase to their cash incentive target, and Mr. Muenster elected to allocate his increase between his base salary and his cash incentive target, resulting in fiscal 2020 base salaries of $824,500, $600,000 and $350,600 and cash incentive targets of $927,965, $480,000 and $241,400 for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively. Base salaries for fiscal 2020 were slightly above the Benchmark Ranges for Mr. Richey, above the Benchmark Ranges for Mr. Muenster, and within the Benchmark Ranges for Ms. Barclay.

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Base salaries for the executive officers for fiscal 2020 and fiscal 2019 were as follows:

Base Salaries

Officer	FY 2020 Base Salary	Percent Increase from FY 2019	FY 2019 Base Salary	Percent Increase from FY 2018
Victor L. Richey (CEO)	$824,500	None	$824,500	None
Gary E. Muenster (Executive VP & CFO)	$600,000	4.2%	$576,000	4.7%
Alyson S. Barclay (Senior VP & General Counsel)	$350,600	None	$350,600	3.9%

Cash Incentive Compensation. The Committee uses annual performance-based cash incentives to compensate the executive officers. The Committee establishes at-risk performance targets for the executive officers using financial and operational goals linking compensation to overall Company performance. For fiscal 2020, as described under “Base Salaries” above, Mr. Richey and Ms. Barclay elected to allocate all of the increase in their total cash compensation to their cash incentive targets, and Mr. Muenster elected to divide the increase in his total cash compensation between his base salary and his cash incentive target.

The annual cash incentive targets for fiscal 2020 and fiscal 2019 were as follows:

Target Cash Incentive Compensation

Officer	FY 2020 Target Cash Incentive	Percent Increase from FY 2019	FY 2019 Target Cash Incentive	Percent Increase from FY 2018
Victor L. Richey (CEO)	$927,965	8.9%	$852,500	8.2%
Gary E. Muenster (Executive VP & CFO)	$480,000	4.2%	$460,600	3.1%
Alyson S. Barclay (Senior VP & General Counsel)	$241,400	10.8%	$217,800	4.2%

The fiscal 2020 cash incentive target for the executive officers was established pursuant to the Company’s Performance Compensation Plan (the “PCP”) authorized under the Company’s 2018 Omnibus Incentive Plan. This at-risk plan closely links the executive officers’ pay to the Company’s financial results and provides compensation variability in the form of reduced payments when performance is below targets and higher compensation when performance exceeds targets. The PCP has a fixed target with a range based on performance. The Committee has discretion to either increase or decrease the actual cash incentive payouts. The target percentages of total cash compensation represented by base salary and by the PCP target varied for fiscal 2020 based on the position, as follows:

Total Cash Compensation – Fiscal 2020

	Base Salary		Cash Incentive Target (PCP)
Officer		Percent of Total Cash Compensation		Percent of Total Cash Compensation	Total Cash Compensation
Victor L. Richey (CEO)	$824,500	47%	$927,965	53%	$1,752,465
Gary E. Muenster (Executive VP & CFO)	$600,000	56%	$480,000	44%	$1,080,000
Alyson S. Barclay (Senior VP & General Counsel)	$350,600	59%	$241,400	41%	$592,000

The higher at-risk target percentage for the CEO as compared to the other executive officers is based on the Company’s at-risk philosophy, and his role as CEO of the Company. Likewise, the CFO has a higher percentage as compared to the General Counsel. Near the beginning of each fiscal year, after reviewing the Company's business plans for the fiscal year, the Committee determines the key short-term business metrics on which the Company's senior management should focus in order to drive results and approves the cash incentive target for each executive officer. Because of the broad responsibilities of the executive officers, their criteria are tied to Company-wide metrics.

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The Committee then determines the percentage of the cash incentive target which should be tied to each of the metrics and the performance target for each metric, and approves the minimum and maximum multipliers which will be applied to each of the performance targets to determine the payment under the plan.

During the first quarter of fiscal 2020, the Committee approved two metrics for achievement of the fiscal 2020 PCP incentive targets, on the basis of the annual operating plan reviewed by the Board of Directors. One was “Adjusted EPS”, weighted at 70% of the total cash incentive target. Adjusted EPS was defined as earnings per share adjusted to exclude certain non-recurring gains and charges, as communicated in the Company’s quarterly press releases. Adjusted EPS is a non-GAAP financial measure.

The second metric was “Cash Flow,” weighted at 30% of the total cash incentive target. Cash Flow was defined as cash generated from operations at the subsidiary level, including corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and excluding corporate cash activity related to acquisitions, dividends and share repurchases. Cash Flow is a non-GAAP financial measure.

The Committee approved the following targets and evaluation matrices for the two fiscal 2020 cash incentive metrics. The Committee also considered the uncertainty of the economy and the potential impact of tariffs on the markets the Company serves. At the time the Committee approved the PCP goals, COVID-19 had not been discovered and therefore the subsequent pandemic and its possible effects were not considered in the goal-setting process. For each component, the multiplier applied is the one underneath the dollar value or percentage which is closest to the actual result for that measure.

PCP – Fiscal 2020 Evaluation Matrices

					Target
Adjusted EPS:	≤ $3.00	$3.06	$3.12	$3.18	$3.24	$3.30	$3.36	$3.42	$3.49	≥ $3.56
Multiplier:	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00

					Target
Cash Flow (in Millions):	≤ $54.0	$55.4	$56.8	$58.2	$59.6	$61.0	$62.4	$63.8	$65.2	≥ $66.6
Multiplier:	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00

Actual Adjusted EPS for fiscal 2020 was $2.76, which resulted in a multiplier of 0.20 being applied to the cash incentive target associated with the Adjusted EPS metric. Actual Cash Flow for fiscal 2020 was $98.6 million, which resulted in a multiplier of 2.0 being applied to the cash incentive target associated with the Cash Flow metric. Although the COVID-19 pandemic had negative impacts on most of the Company’s subsidiary businesses, the Committee chose not to exercise any positive discretion for the fiscal 2020 plan year and to let the PCP pay out according to the approved formulas.

The Summary Compensation Table on page 29 reflects the actual payouts under the PCP for fiscal 2020 and the preceding two years.

Long-Term Equity Incentive Compensation. The Company does not coordinate LTEI grants with the release of material non-public information. Company-wide equity grants, including equity grants to executive officers, have been made concurrently with a quarterly Board or HRCC meeting. Prior to 2018 the Committee had generally granted LTEI awards to the executive officers at the first Board meeting of the fiscal year. However, beginning in fiscal 2018 the Committee decided to defer the granting of the executive officers LTEI awards until approximately the middle of the year in order to provide the Committee with the opportunity to evaluate the Company’s financial performance prior to granting the awards. In 2020, due to business uncertainties primarily resulting from the continuing COVID-19 pandemic, the Committee took a wait-and-see attitude toward deciding when to grant LTEI awards for fiscal 2020, and with the pandemic continuing through the summer of 2020 the Committee eventually determined not to grant any LTEI awards for fiscal 2020. During this period, the Committee decided to undertake a comprehensive look at the structure of its LTEI award program which resulted in the changes described under “Compensation Changes for 2021” below.

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In 2018 and 2019 the Committee granted LTEI in the form of performance-accelerated restricted share units (“PARS”), as authorized under the 2018 Omnibus Incentive Plan. These PARS awards have a term of five years, and the award (net of withholding taxes) is distributable to the recipient in shares of Company common stock at the end of the term. However, if the Company performance criteria stated in the notice of award, which for 2018 and 2019 were achievement of target stock prices, are met during a specified twelve-month period, generally the third or fourth years of the term (the “performance periods”), then part or all of the award is accelerated, and the accelerated portion (net of withholding taxes) will be distributed in shares six months after the end of the performance period in which the criteria are first met; and if acceleration occurs during the fifth year of the award the award will become distributable at the end of the fifth year. Distribution of PARS award shares may not occur earlier than 3½ years after the award even if the performance criteria are met, except in cases of death, disability or certain other special circumstances. In all events, the award recipient must remain continuously employed by the Company until the underlying shares are distributed (except that the Committee may in its discretion waive this requirement if termination of employment is due to death, disability, retirement or other circumstance the Committee deems appropriate). Until the underlying shares are actually distributed, dividends are not paid or accrued on the PARS. Information about the PARS awards for 2018 and 2019 is provided in the Summary Compensation Table on page 29 and under “Outstanding Equity Awards at Fiscal Year-End” on page 31.

Compensation Changes for 2021. In line with best practices and published proxy adviser firm guidance, the Company is implementing several changes to its executive compensation practices for fiscal 2021:

First, the Company will cease granting PARS awards, and will provide future LTEI awards in two forms, Restricted Share Units and Performance Share Units, the terms of which will be developed prior to the normal mid-year LTEI awards and will provide for a double trigger in the event of a change of control.

Second, effective January 1, 2021 the Company has eliminated tax gross-up payments on taxable perquisites.

Third, the Committee approved the elimination of a single-trigger for executive officer equity awards upon a change of control of the Company; the executive officers have agreed to modifications to their 2018 and 2019 PARS awards (the only ones still outstanding) to provide that those awards will be assumed (and equivalent awards will be issued) by the acquirer or successor entity upon a change of control; but if for any reason the awards will not or cannot be assumed they will be paid out in cash.

The Committee determined that increases in target total cash compensation (base salary plus cash incentive target) of 6.0%, 5.2% and 6.2% were warranted for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively. The Committee allocated the majority of Mr. Richey’s increase to his base salary, in order to achieve a better balance between his base salary and his cash incentive target. As it had done for fiscal 2020 the Committee provided Mr. Muenster and Ms. Barclay with the discretion to allocate their increase prospectively between their base salaries and their cash incentive targets, and they elected to allocate their increases between their base salaries and their cash incentive targets. A portion of the base salary increase was provided to offset the elimination of the tax gross-up on perquisites effective in January 2021. As a result, fiscal 2021 base salaries were $898,100, $637,100 and $377,500 and fiscal 2021 cash incentive targets were $959,500, $499,200 and $251,000 for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively.

In line with its practice in recent years, the Committee determined to allocate 100% of the executive officers’ cash incentive compensation opportunity to the PCP, and approved the following performance criteria for fiscal 2021:

•	“Adjusted EPS,” weighted at 70% of the total target opportunity and consisting of earnings per share excluding certain defined non-recurring gains and charges expected to be realized or incurred in fiscal 2021; and
•	“Cash Flow,” weighted at 30% of the total target opportunity and consisting of cash generated from operations at the subsidiary level, plus corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and minus corporate cash activity related to acquisitions, dividends and share repurchases.

The actual cash incentive compensation payable under the PCP for fiscal 2021 will range from 0.2 to 2.0 times the target opportunity for both Adjusted EPS and Cash Flow, depending on actual 2021 performance, based on a separate matrix for each of the measures.

Other Compensation Elements

Perquisites. The Company also provides limited perquisites to its executive officers, which have historically included club membership, an annual physical, financial planning and an auto allowance. The Committee annually reviews the types and value of the perquisites provided to the executive officers as part of its overall review of executive compensation. The Committee has determined the perquisites paid in fiscal 2020 to be reasonable. Certain of these perquisites are treated as taxable income. The Company has historically reimbursed the officers each December for the income taxes due on these perquisites (“tax gross-ups”). However, effective January 1, 2021 the Company will no longer pay tax gross-ups.

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Retirement Benefits. Like other employees of the Company, the executive officers are eligible for retirement benefits provided through a matched defined contribution (401(k)) program. In February 2020 the Company terminated its defined benefit pension plan, which had been frozen since 2003, and the executive officers received lump sum distributions in liquidation of their plan accounts. Mr. Richey and Ms. Barclay are eligible for a frozen benefit under the Company’s supplemental executive retirement plan (the “SERP”); the accrual of benefits under the SERP ended in December 2003 for all Company employees, consistent with the compensation program’s change in emphasis to at-risk rather than risk-free or safety-net pay. See “Pension Benefits,” below.

Severance Plan. Severance provisions in the event of a change of control benefit a company by allowing executives who are parties to such arrangements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. Accordingly, the Committee decided that it was in the Company’s best interest to adopt a Severance Plan, effective in 1995 and last amended in November 2015, which prescribes the compensation and benefits to be provided in the event of a change of control to certain executives, including the CEO and the other executive officers.

For purposes of the Severance Plan, “Change of Control” means any of the following (subject to the specific definitions in the Severance Plan): (i) the acquisition by any person or group of at least 20% of the then-outstanding shares of the Company’s common stock; or (ii) a change in a majority of the members of the Board of Directors that is not approved by the incumbent Board; or (iii) the approval by the shareholders of either a reorganization, merger or consolidation after which the shareholders will not own at least a majority of the Company’s common stock and voting power, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company’s assets.

The Company’s change of control arrangements were designed to provide executives with severance payments and certain other benefits in the event that their employment is terminated in connection with a change of control transaction. The Severance Plan includes a “double trigger,” which means that it provides severance benefits only if there is both (1) a change of control of the Company and (2) the employee’s employment is terminated by the Company (or any successor) without cause or if the employee terminates his or her employment for good reason, in each case within 36 months following a change of control, or if the Company terminates his or her employment within 90 days before a change of control at the request of a third party who, at such time, had taken steps reasonably calculated to effect the Change of Control.

If the Severance Plan is triggered, the executive will be entitled to all accrued but unpaid compensation, a pro rata cash bonus for the year of separation and benefits through the date of separation, as well as a lump sum cash payment which is designed to replicate the cash compensation (base salary and cash incentive), plus certain benefits, that the executive would have received had he or she remained employed for two years, and in the case of Mr. Richey and Ms. Barclay, the amount of their accumulated benefit under the SERP. Except for the SERP benefit, these payments and benefits would only be paid as a result of a double-trigger event. The determination of the appropriate level of payments and benefits to be provided in the event of a change of control termination involved consideration of a number of factors. The two-year multiple was determined based on a survey of the Company’s peers at the time the Severance Plan was adopted by the Company, and is deemed to be reasonable. The Committee considered that a high-level executive, who is more likely to lose his or her job in connection with a change of control than other employees, may require more time than other employees in order to secure an appropriate new position, and, unless that executive was provided with change of control benefits, he or she may be motivated to start a job search early if a change of control is anticipated, to the detriment of the Company. Thus, the existence of the Severance Plan provides an incentive for the executive to remain with the Company until a change of control actually occurs. In addition, payments are not provided under the Severance Plan unless there has been not only a change of control but also a qualifying termination of employment, thus providing an acquirer the opportunity to retain the Company’s management team during or after a transition period.

For further information about the Severance Plan, and a sample calculation of the cash compensation and benefits to be provided under the Severance Plan, based on certain stated assumptions, see “Potential Payments Upon Termination or Change in Control” beginning on page 34.

In addition, pursuant to the executive officers’ severance agreements as well as their LTEI award agreements, in the event of a change of control, all LTEI awards are to be assumed by the acquirer or successor entity and converted to an equivalent agreement. If for any reason the awards will not or cannot be assumed, they will be paid out in cash.

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Employment Agreements. The Company has employment agreements (the “Agreements”) with each of the executive officers. These Agreements provide for a payment equivalent to two years of compensation under a predetermined separation provision, thereby providing for a more amicable separation in circumstances where a business change is warranted. No payment is made under the employment agreements in the event of a change of control (which is covered by the Severance Plan) or termination for cause. The Agreements automatically renew at the end of each one-year term unless either party gives notice of non-renewal at least 180 days prior to expiration of the then-current term. The Agreements provide for payment of an annual base salary, subject to review for increase at the discretion of the Committee, participation in the Company’s cash incentive plans, and eligibility for participation in the Company’s LTEI plans and benefit plans and programs applicable to senior executives, and continuance of certain perquisites. For the two year period after a termination, the Agreements prohibit the executive officers from soliciting Company employees or disclosing confidential information. The Agreements also require that the executive officers provide limited consulting services on an as-requested basis following termination. For specifics regarding the cash compensation and benefits provided in the event of a qualifying separation, and for a sample calculation, based on certain stated assumptions, see “Employment Agreements” on page 34, and “Potential Payments Upon Termination or Change in Control” beginning on page 34.

The Committee periodically assesses the reasonableness of the Agreements to consider whether any changes are appropriate.

Limit on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code prohibits publicly held companies, including the Company, from deducting salaries and other compensation paid to an executive officer to the extent that the total exceeds $1 million during the tax year. Prior to calendar 2018, compensation based upon the attainment of performance goals set by the Committee pursuant to shareholder-approved plans could be structured to qualify for an exclusion from this limitation; however, changes in the tax laws have eliminated this exclusion.

Despite the change, the Committee intends to continue its practice of utilizing shareholder-approved metrics for the Company’s cash incentive plans when appropriate. However, the Committee reserves the right to use other award provisions that are tailored to achieving the Company’s financial and business objectives if it determines that the awards and performance metrics are appropriate and consistent with the Company’s business needs.

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for the executive officers. The guidelines currently set the minimum level of ownership at five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers, which equate to approximately ten times base salary for the CEO, and approximately five times base salary for the other executive officers. Unvested PARS are not included in determining these ownership amounts. Executive officers are expected to be in compliance with the ownership guidelines within five years of their appointments. They are required to hold 100% of all after-tax stock distributions received from compensation awards until the guideline amounts are reached and thereafter as needed to maintain ownership of at least the guideline amounts. All executive officers exceeded the ownership guidelines at the end of fiscal 2020.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

In addition to the general provisions of the Company’s Insider Trading Policy, which prohibit any employee from trading in Company securities while in possession of material non-public information, a Supplement to the Insider Trading Policy strictly prohibits the Company’s directors, officers and employees from engaging in transactions in Company securities involving puts, calls or other derivative securities on an exchange or in any other organized market, selling Company securities “short”, or entering into hedging or similar arrangements (such as exchange funds) involving Company securities. The Insider Trading Policy also prohibits the Company’s directors, officers, corporate office employees, and other designated employees in management positions from pledging Company securities as collateral for a loan or holding Company Securities in a margin account. These policies are intended to ensure that the executive officers, as well as other Company personnel in positions of authority, cannot offset or hedge against declines in the price of the Company stock they own or have a personal interest in the price of their shares which may be different from the interests of other shareholders generally.

Compensation Recovery Policy

The Company’s Code of Business Conduct and Ethics reaffirms the importance of high standards of business ethics. Adherence to these standards by all employees is the best way to ensure compliance and secure public confidence and support. All employees are responsible for their actions and for conducting themselves with integrity. Any failure on the part of any employee to meet any of the standards embodied in this Code will be subject to disciplinary action, including potential dismissal.

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Since 2010 the Company has had in effect a Compensation Recovery Policy which provides that when appropriate, and in accordance with applicable law, the Company may recover any “Recoverable Compensation” received during a prescribed period of up to three years if an executive or other senior officer of the Company or any of its affiliates:

•	Engages in intentional misconduct resulting in a financial restatement or in any increase in his or her incentive or equity income, or
•	Engages in activity that competes with the Company or its affiliated companies in violation of any non-compete agreements entered into by such employee, or
•	Solicits customers or hires or assists anyone else in soliciting or hiring employees of the Company or its affiliates after termination of employment or engages in the unauthorized disclosure or use of the Company’s confidential information resulting in harm to the Company or its affiliates, in any case in violation of agreements entered into by such employee prohibiting such actions.

“Recoverable Compensation” is defined to include any equity and incentive compensation received, earned or distributed to or for the benefit of an executive or senior officer, including amounts and shares under any equity or compensation plan or employment agreement. The Compensation Recovery Policy specifies that to the extent compensation is recovered from an individual as a result of a financial restatement such amounts will be excluded from “Recoverable Compensation.”

The Company has previously included recoupment, non-compete and clawback provisions in PARS and performance compensation plan agreements for certain participants. Where not previously included, the above provisions will be added to all new non-base compensation awards. This policy does not prevent the Company from taking other actions as appropriate, if warranted, based on the misconduct outlined above.

Advisory Shareholder Say-On-Pay Vote

At each Annual Meeting of Shareholders the Company submits the executive compensation disclosed in the proxy statement for that meeting to the shareholders for their approval on an advisory basis, a so-called “Say-on-Pay” vote. The Committee and the Board of Directors review and give consideration to that vote in determining future executive compensation policies and decisions. At the Company’s last Annual Meeting held on January 31, 2020, the shareholders strongly supported the current compensation program, with over 96% of the shares represented and entitled to vote at the Meeting voting to approve the executive officers’ compensation.

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SUMMARY COMPENSATION TABLE

The following table contains compensation information for fiscal 2020 and the preceding two fiscal years for all services rendered in all capacities to the Company and its subsidiaries of the executive officers serving at September 30, 2020 (the “executive officers”).

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Victor L. Richey	2020	$824,500	$0	$0	$686,694	$74,002	$83,360	$1,668,556
Chairman, Chief	2019	824,500	0	1,676,941	1,346,950	136,386	87,156	4,071,933
Executive Officer & President	2018	824,500	0	1,612,501	1,245,040	0	83,320	3,765,361

Gary E. Muenster	2020	$600,000	$0	$0	$355,200	$33,509	$66,880	$1,055,589
Executive Vice	2019	576,000	0	777,442	727,748	73,811	72,048	2,227,049
President & Chief Financial Officer	2018	550,000	0	747,552	705,786	0	58,171	2,061,509

Alyson S. Barclay	2020	$350,600	$0	$0	$178,636	$11,251	$76,165	$616,652
Senior Vice	2019	350,600	0	375,072	344,124	96,347	76,404	1,242,547
President, Secretary & General Counsel	2018	337,500	0	360,679	330,220	0	74,184	1,102,583

(1)	Although discretionary cash awards are permitted under the PCP, as discussed under the caption “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section, none were made during the years indicated.
(2)	Represents the aggregate grant date fair values for performance-accelerated restricted share awards based on the fair market value of the underlying Common Stock on the respective grant dates. Such amounts do not correspond to the actual value that will be realized by the executive officers at the time of distribution. The Company did not grant any stock-based awards in fiscal 2020; for more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” and “Compensation Changes for 2021” in the Compensation Discussion and Analysis section.
(3)	Reflects the performance-based cash awards earned for the fiscal year indicated under the PCP. For more information, see “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section.
(4)	Represents the changes in actuarial present value of the executive officers’ accumulated benefits under the Company’s defined benefit pension plan and supplemental executive retirement plan during each fiscal year. These changes in value include the effects of changes in actuarial assumptions from year to year. For fiscal 2020 changes in actuarial assumptions from the preceding year increased Mr. Richey’s and Mr. Muenster’s pension values and decreased Ms. Barclay’s pension value. The fiscal 2020 changes in Mr. Richey’s, Mr. Muenster’s and Ms. Barclay’s pension values due to assumption changes were $48,761, $21,356 and ($4,837), respectively. For fiscal 2019 overall pension values increased due to the effect of changes in actuarial assumptions from the preceding year. The fiscal 2019 changes in Mr. Richey’s, Mr. Muenster’s and Ms. Barclay’s pension values due to assumption changes were $107,702, $60,338 and $78,456, respectively. For fiscal 2018 pension values decreased, partly due to the effect of changes in actuarial assumptions; pursuant to SEC regulations, the amounts in the table do not include these decreases. For additional information, including the actuarial assumptions used in fiscal 2020 and information about the termination of the Company’s defined benefit pension plan, see “Pension Benefits” below. There were no non-qualified deferred compensation earnings.

(Footnotes continued on following page)

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(5)	Comprised of the amounts provided in the table below:

Name and Principal Position	Fiscal Year	Perquisites(a)	Tax Gross-ups(b)	Defined Contribution Savings Plan Company Contributions	Employee Stock Purchase Plan Company Contributions	Total
Victor L. Richey	2020	$55,714	$12,948	$11,400	$3,298	$83,360
Chairman, Chief Executive	2019	50,347	17,331	11,200	8,278	87,156
Officer & President	2018	52,421	16,601	11,000	3,298	83,320
Gary E. Muenster	2020	$46,286	$14,595	$0	$5,999	$66,880
Executive Vice President &	2019	45,608	20,680	0	5,760	72,048
Chief Financial Officer	2018	36,991	15,680	0	5,500	58,171
Alyson S. Barclay	2020	$41,745	$14,050	$11,200	$9,170	$76,165
Senior Vice President,	2019	40,615	20,854	11,403	3,532	76,404
Secretary & General Counsel	2018	47,370	12,285	11,154	3,375	74,184

(a)	Comprised of car allowance, financial planning, additional life insurance, and Company cost related to the personal use of clubs.
(b)	Represents annual tax gross-up payment for taxable club fees and financial planning made in December. The Company discontinued these payments after calendar 2019. For more information, see “Other Compensation Elements – Perquisites” and “Compensation Changes for 2021” in the Compensation Discussion and Analysis section.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for fiscal 2020 for the executive officers regarding awards under the Company’s cash incentive plan (PCP). See “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section.

Named		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of	All Other Options Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Executive Officer	Grant Date(2)	Threshold	Target	Maximum	Stock (3)	Options	Awards	Awards
Victor L. Richey	11/14/2019	$185,593	$927,965	$1,855,930	0	–	–	$0

Gary E. Muenster	11/14/2019	96,000	480,000	960,000	0	–	–	0

Alyson S. Barclay	11/14/2019	48,280	241,400	482,800	0	–	–	0

(1)	Represent threshold, target and maximum cash incentive opportunities for fiscal 2020 under the Company’s Performance Compensation Plan (PCP). For more information, see “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section and footnote (2) below.
(2)	Date of approval of the cash incentive opportunities for fiscal 2020; actual payouts were based on fiscal 2020 results and were not determined until after the end of fiscal 2020. See the column captioned “Non-Equity Incentive Plan Compensation” and footnote (3) in the Summary Compensation Table.
(3)	The Company did not grant any stock-based awards in fiscal 2020. For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information as of the end of fiscal 2020 for the executive officers regarding outstanding awards of unvested performance-accelerated restricted share units (“PARS”). No executive officer had any stock option awards outstanding, either exercisable or unexercisable, as of the end of fiscal 2020.

		Stock Awards (1)
Executive Officer	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)
Victor L. Richey	4/30/2018	28,872	(3)	$2,325,928
	5/1/2019	22,422	(4)	$1,806,316

Gary E. Muenster	4/30/2018	13,385	(3)	$1,078,296
	5/1/2019	10,395	(4)	$837,421

Alyson S. Barclay	4/30/2018	6,458	(3)	$520,256
	5/1/2019	5,015	(4)	$404,008

(1)	Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All executive officer PARS awards provide for acceleration of vesting in the event of a change in control of the Company. Dividends are not earned or paid on PARS award shares until the underlying shares are distributed to the recipient.
(2)	Based on the closing price of the Company’s common stock of $80.56 on September 30, 2020, the last day of the Company’s 2020 fiscal year.
(3)	With respect to the PARS awards granted April 30, 2018, the specified stock price targets of $60.05 and $64.25, respectively, were achieved on April 30, 2020; accordingly, these awards have accelerated and will vest on October 30, 2021 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.
(4)	The PARS awards granted on May 1, 2019 will vest on May 1, 2024 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Alternatively, acceleration of 50% and 100% of these awards will occur if the specified stock price targets of $80.40 and $86.00, respectively, are achieved between May 1, 2021 and April 30, 2023; in that event the accelerated percentage of the awards will vest on November 1 following the end of the twelve-month performance period in which the target is achieved if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for the executive officers regarding performance-accelerated restricted share (PARS) awards which vested during fiscal 2020. No stock options were exercised by the executive officers during fiscal 2020, and none were outstanding as of September 30, 2020.

	Stock Awards
Executive Officer	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Victor L. Richey	30,912	$2,346,530
Gary E. Muenster	15,278	1,159,753
Alyson S. Barclay	7,540	572,361

(1)	Shares of Common Stock underlying the PARS awards granted November 11, 2016, which vested on March 31, 2020. A number of these shares were withheld in lieu of cash payment of applicable withholding taxes, and the remaining shares were distributed on April 1, 2020.
(2)	Fair market value of the shares of Common Stock underlying the PARS awards which vested on March 31, 2020, based on the closing price on that date of $75.91, the value used by the Company for tax and accounting purposes.

PENSION BENEFITS

Pension Plan and SERP. Beginning in 1990 the Company had sponsored a defined benefit pension plan (the “Pension Plan”) in which the Company’s executive officers as well as other covered employees participated. Because benefits under the Pension Plan were subject to reduction under certain provisions of the Internal Revenue Code, in 1993 the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides that where such reductions occurred, the Company would make supplemental post-retirement payments to certain executives, including Mr. Richey and Ms. Barclay. The SERP was designed to maintain total pension benefits at the formula level of the Pension Plan.

These plans provided for fixed retirement benefits based on the participant’s credited years of service, average compensation from the five consecutive years in which compensation was the highest, and the applicable Social Security covered compensation.

Effective December 31, 2003, both the Pension Plan and the SERP were frozen, with no increase in benefits accruing to participants after that date. Effective February 29, 2020, the Pension Plan was terminated, with no impact on the participants’ accrued benefits because it had already been frozen. As part of the termination process, the Pension Plan liquidated its plan assets, and participants were offered either a lump sum payment of their Pension Plan benefits or an annuity issued by a qualified insurance company. All of the executive officers elected a lump sum payment, and therefore no further benefits are due to them under the Pension Plan. However, the SERP participants remain eligible to receive benefits under the SERP beginning at the later of their reaching age 65 or the termination of their employment.

The following table sets forth the present value of the accumulated benefits for the executive officers under each plan as of September 30, 2020, and the payments to them under each plan during 2020, based upon the assumptions described in footnote (1).

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Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit (1)		Payments During Last Fiscal Year (2)
Victor L. Richey	Pension Plan	18	$0		$619,650
	SERP	18	281,932	(3)	0
Gary E. Muenster	Pension Plan	13	$0		$431,942
	SERP	n/a	n/a		n/a
Alyson S. Barclay	Pension Plan	16	$0		$505,466
	SERP	16	33,235	(3)	0

(1)	The number of years of credited service and the accumulated benefit were frozen as of December 31, 2003. The SERP present value has been calculated assuming that Mr. Richey and Ms. Barclay will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable on the basis of a single life annuity with a 60 month certain payment period. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions described in Note 12 to the Company’s Consolidated Financial Statements included in the 2020 Annual Report to Shareholders. The discount rate assumption is 2.05% and the post-retirement mortality assumption is based on the RP-2014 mortality table projected back to 2007 with Scale MP-2014, and generational improvements based on Scale BB-2D grading down to 0.75% in 2024.
(2)	Amounts of the lump-sum payments received by the executive officers upon liquidation of the Pension Plan.
(3)	As permitted under the SERP, Mr. Richey and Ms. Barclay have elected to receive their accumulated benefits in the form of a lump sum cash payment in the event of a change of control.

Defined Contribution Plan. The Company’s Employee Savings Investment Plan (the “Defined Contribution Plan”) is an employee benefit plan under section 401(k) of the Internal Revenue Code, which is offered to substantially all United States employees including the executive officers. The Defined Contribution Plan provides for a Company cash match at a rate of 100% of the contributions by each employee up to 3% of the employee’s eligible compensation, and 50% of any additional contributions by the employee up to 5% of the employee’s eligible compensation, subject to Internal Revenue Code contribution limits. The amounts of the Company’s cash match for the accounts of the executive officers in fiscal years 2018, 2019 and 2020 are listed on page 30 in footnote (5) to the Summary Compensation Table, under the heading “Defined Contribution Savings Plan Company Contributions.”

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EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Mr. Richey, Mr. Muenster and Ms. Barclay effective on or about November 1, 1999 and subsequently amended from time to time.

The employment agreements provide for a base salary, which is subject to annual review by the Human Resources and Compensation Committee of the Board of Directors but may not be decreased, and an annual cash incentive opportunity in accordance with the Company’s cash incentive program. These executives are entitled to participate in LTEI awards and other compensation programs as determined by the Human Resources and Compensation Committee, as well as in all Company employee benefit programs applicable to senior executives, and the Company agrees to provide certain perquisites, including financial planning, an automobile allowance and club membership.

The agreements currently provide that they will be automatically renewed for successive one year periods unless a six month notice of non-renewal is given by the Company or the executive. However, the Company has the right to terminate the executive’s employment at any time upon thirty days’ notice either with or without Cause, and the executive has the right to resign at any time upon thirty days’ notice. “Cause” is defined in the agreements as the executive’s willful failure to perform his or her duties, disability or incapacity extending for nine consecutive months, willful misconduct, conviction of a felony, breach of any material provision of the employment agreement, or a determination by the Board that the executive has committed fraud, embezzlement, theft or misappropriation against the Company. If the executive’s employment is terminated by the Company other than for Cause, or if the executive terminates his or her employment following certain actions by the Company defined in the agreements as “Good Reason,” the executive will be entitled to receive certain compensation and benefits. “Good Reason” includes the Company’s materially failing to comply with the agreement, materially reducing the executive’s responsibilities or requiring the executive to relocate. In the case of such a termination, the executive will receive for two years: (i) the executive’s base salary and cash incentive (calculated to be no less than the annual percentage of base salary under the cash incentive plan for the last fiscal year prior to termination) paid, at the executive’s election, in either a lump sum on the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the calendar year following the calendar year of termination, or in equal biweekly installments up until the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the year following termination, at which time any balance will be paid in a lump sum, (ii) immediate vesting and distribution of any PARS awards whose distribution dates have been accelerated, and (iii) continuation of certain employee benefits and perquisites. If the executive’s employment is terminated in connection with a Change of Control (as defined in the agreements), the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Company’s Severance Plan. See “Potential Payments Upon Termination or Change in Control,” below.

The employment agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a period of two years from soliciting employees of the Company and from soliciting customers or distributors of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments/Benefits Upon Change in Control

Severance Plan. The Company has established a Severance Plan (the “Plan”) covering the executive officers. Under the Plan, following an occurrence of a “Change of Control,” as defined in the Plan (see “Other Compensation Elements – Severance Plan” in the Compensation Discussion And Analysis section), each of the executive officers will be entitled to be employed by the Company for a period of three years following the Change of Control, unless terminated earlier in accordance with the Plan. During this employment period the executive officer will: (i) be paid a minimum base salary equal to his or her base salary prior to the Change of Control, (ii) be paid a minimum annual bonus equal to the latest target cash incentive opportunity approved by the Human Resources and Compensation Committee prior to the effective date of the Change of Control (the “Current Cash Incentive Target”), (iii) continue to receive the employee benefits to which he or she was entitled prior to the Change of Control, and (iv) receive annually the value (determined as described under “Incentive Plan Awards” below) of the last LTEI awards issued to him or her prior to the Change of Control, which value may be paid either in cash or in publicly traded stock of the entity which acquired the Company in the Change of Control.

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If the executive officer’s employment is terminated by the Company during this three-year employment period other than for death, disability or “Cause” as defined in the Plan, or if the executive officer terminates his or her employment during the employment period following certain specified actions by the Company (“Good Reason”), such as materially failing to comply with the provisions of the Plan, a material diminution in his or her authority, duties or responsibilities or base salary, or requiring him or her to relocate, he or she will be entitled to receive, among other things, a cash lump sum equal to the aggregate of: (i) any unpaid current base salary, (ii) a bonus equal to the Current Cash Incentive Target, prorated for a partial year, and (iii) an amount calculated by multiplying two times the sum of the current annual base salary and the Current Cash Incentive Target. In addition, he or she will receive the continuation of his or her employee benefits for two years.

The Company may amend the Plan, but no amendment adverse to the rights of an executive officer under the Plan will be effective unless notice of the amendment has been given by the Company to the executive officer at least one year before a Change of Control occurs.

Long-Term Incentive Plan Awards. The terms of the Company’s outstanding PARS awards provide that upon a change of control (defined in the awards substantially the same as in the Severance Plan) the awards will be assumed by the acquirer or successor entity and converted to an equivalent agreement. If for any reason the awards will not or cannot be assumed, they will be paid out in cash.

Payments/Benefits Upon Death or Disability

If the executive officer’s employment were to be terminated because of death or disability, under the executive officer’s employment agreement with the Company the executive officer (or his or her beneficiaries) would receive benefits under the Company’s disability plan or the Company’s life insurance plans, as applicable.

With respect to outstanding PARS awards, the Committee may, in its sole discretion, make full, pro-rata, or no share distributions, as it may determine, to an executive officer in the event of disability, or to the executive officer’s surviving spouse or beneficiary in the event of death.

Payments/Benefits Upon Termination by the Employee With Good Reason or by the Company Without Cause

The executive officers’ employment agreements provide that if the executive officer’s employment were to be terminated by the Company prior to a Change of Control other than for cause, death or disability or by the executive officer for Good Reason, the Company would be required to continue to pay the executive officer’s base salary and cash incentive for two years following termination; however, the executive officer could elect to receive each of these payments in a lump sum on or about March 15 of the calendar year following the calendar year in which the termination occurs. In addition, certain employee benefits would continue after the termination, the executive officer’s outstanding stock options (if any; no stock options are currently outstanding) would vest and become exercisable, and his or her accelerated but unvested PARS awards would become fully vested and the underlying shares would be distributed, subject to and in accordance with the terms of the applicable Incentive Compensation Plan. These payments and benefits would be conditioned upon the executive officer not soliciting employees, customers or distributors of the Company for a period of two years after termination. In addition, the executive officer would be required to execute the Company’s standard severance agreement and release.

Payments Upon Termination by the Employee Without Good Reason

If the executive officer were to terminate his or her employment without Good Reason, the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited.

Payments Upon Termination by the Company for Cause

If the executive officer’s employment were to be terminated by the Company for Cause, under the employment agreement the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited.

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Incremental Compensation in the Event of Termination As A Result of Certain Events

The following tables reflect the additional compensation and benefits to be provided to the executive officers of the Company in the event of a termination of employment at, following, or in connection with a Change of Control or for the other listed reasons. The amounts shown assume that the termination was effective as of the close of business on September 30, 2020, the end of the Company’s last fiscal year. The actual amounts to be paid would be determinable only at the time of the actual termination of employment.

Victor L. Richey:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$206,125	(1)	$1,649,000	(2)	$0	$0
Cash incentive	927,965	(3)	0	0		1,705,000	(4)	0	0
Severance payment	3,504,930	(5)	0	0		0		0	0
Total Cash Compensation	$4,432,895		$0	$206,125		$3,354,000		$0	$0

Long-Term Equity Incentive Awards:
Performance accelerated restricted stock	4,132,245	(6)	0	0		2,325,928	(7)	0	0
Total Awards	$4,132,245		$0	$0		$2,325,928		$0	$0

Total Direct Compensation	$8,565,140		$0	$206,125		$5,679,928		$0	$0

Benefits: (8)
Broad-based benefits	$74,777		$0	$0		$5,057		$0	$0
Pension benefits	0	(9)	0	0		0		0	0
Other executive benefits/perquisites	107,631		0	0		113,891		0	0
Total Benefits	$182,408		$0	$0		$118,948		$0	$0

Total Incremental Compensation	$8,747,548		$0	$206,125		$5,798,879		$0	$0

Gary E. Muenster:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$150,000	(1)	$1,200,000	(2)	$0	$0
Cash incentive	480,000	(3)	0	0		958,333	(4)	0	0
Severance payment	2,160,000	(5)	0	0		0		0	0
Total Cash Compensation	$2,640,000		$0	$150,000		$2,158,333		$0	$0

Long-Term Equity Incentive Awards:
Performance accelerated restricted stock	1,915,717	(6)	0	0		1,078,296	(7)	0	0
Total Awards	$1,915,717		$0	$0		$1,078,296		$0	$0

Total Direct Compensation	$4,555,717		$0	$150,000		$3,236,629		0	$0

Benefits: (8)
Broad-based benefits	$48,987		$0	$0		$3,087		$0	$0
Pension benefits	0		0	0		0		0	0
Other executive benefits/perquisites	98,304		0	0		107,669		0	0
Total Benefits	$147,291		$0	$0		$110,756		$0	$0

Total Incremental Compensation	$4,703,008		$0	$150,000		$3,347,385		$0	$0

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Alyson S. Barclay:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$87,650	(1)	$701,200	(2)	$0	$0
Cash incentive	241,400	(3)	0	0		435,600	(4)	0	0
Severance payment	1,184,000	(5)	0	0		0		0	0
Total Cash Compensation	$1,425,400		$0	$87,650		$1,136,800		$0	$0

Long-Term Equity Incentive Awards:
Performance accelerated restricted stock	924,265	(6)	0	0		520,256	(7)	0	0
Total Awards	$924,265		$0	$0		$520,256		$0	$0

Total Direct Compensation	$2,349,665		$0	$87,650		$1,657,056		$0	$0

Benefits: (8)
Broad-based benefits	$65,177		$0	$0		$7,586		$0	$0
Pension benefits	0	(9)	0	0		0		0	0
Other executive benefits/perquisites	97,873		0	0		106,839		0	0
Total Benefits	$163,060		$0	$0		$114,425		$0	$0

Total Incremental Compensation	$2,512,715		$0	$87,650		$1,771,481		$0	$0

Footnotes to the Above Three Tables:

(1)	Represents three months’ base salary, which the Company has the discretion to provide to its executive officers in order to cover the waiting period under the Company’s group long-term disability insurance policy.
(2)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the annual base salary in effect at September 30, 2020 multiplied by two.
(3)	As calculated under the terms of the Severance Plan. The amount shown is in lieu of any annual cash incentive for fiscal 2020 which would have otherwise been paid except for the termination.
(4)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the officer’s fiscal 2019 cash incentive target percentage, multiplied by two times the officer’s fiscal 2020 base salary.
(5)	As calculated under the terms of the Severance Plan.
(6)	Represents the value of shares that would be distributed upon the occurrence of a change in control, based on the $80.56 closing price of the Company’s common stock on September 30, 2020, the last day of the Company’s 2020 fiscal year. These amounts would become payable to the executive officer even if the officer’s employment were not terminated in connection with the change in control. See “Payments/Benefits Upon Change in Control – Incentive Plan Awards” on page 33.
(7)	The amounts shown represent the value of share awards whose payment has been accelerated and which would vest upon termination in this situation pursuant to the named officer’s employment agreement.
(8)	The amounts shown represent the projected cost to continue benefits in accordance with the executive officer’s employment agreement and the provisions of the Severance Plan. Included in Total Benefits are broad-based benefits (health insurance, life and disability premiums), financial planning, automobile, club dues and tax gross-up on club fees. In the case of “Termination by Employee for Good Reason or by Employer Without Cause,” Total Benefits also include an estimated outplacement fee of $15,000.
(9)	As permitted under the SERP, Mr. Richey and Ms. Barclay have elected to receive their accumulated benefits in the form of a lump sum cash payment in the event of a change of control. The amount shown for each executive represents the actuarially determined excess of the value of this lump-sum payment over the discounted present value of the payments the executive would be entitled to receive under a normal retirement at age 65.

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PAY RATIO DISCLOSURE

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations of the Securities and Exchange Commission, the Company is providing the following information about the relationship between the total annual compensation of its CEO, Mr. Richey, and the median total annual compensation of its employees.

As reported in the Summary Compensation Table on page 29, Mr. Richey’s 2020 total annual compensation was $1,668,556. The 2020 median total annual compensation of all of the Company’s employees who were employed as of August 1, 2020 (the “Determination Date”), other than Mr. Richey, was $66,692, resulting in a pay ratio of 25:1. The Company believes that the significant decrease in the pay ratio from 2019’s pay ratio of 66:1 is primarily due to the effect of COVID-19 on Mr. Richey’s 2020 compensation, as discussed in the “Compensation Discussion and Analysis” section beginning on page 19.

Calculation Methodology

As of the Determination Date, the Company’s total worldwide employee population consisted of 2,829 employees, excluding the CEO. This included all full-time, part-time and temporary employees as well as employees on leaves of absence. Although the SEC regulations permit companies to exclude a limited number of foreign employees, the Company did not use this exclusion.

The SEC regulations require the identification of the median compensated employee using a “Consistently Applied Compensation Measure” (“CACM”). The CACM used by the Company consisted of base salary or wages, overtime, target bonus and commissions as of the Determination Date. This compensation was annualized to cover the full 2020 fiscal year, as was the compensation of new hires. For international employees, their compensation was converted to U.S. dollars using the applicable foreign exchange rate as of the Determination Date.

After identifying the median compensated employee, that employee’s total annual compensation was calculated consistent with the methodology used for determining Mr. Richey’s total annual compensation for the Summary Compensation Table.

The pay ratio reported above is the Company’s reasonable estimate calculated in a manner consistent with SEC regulations and the methodology described above. However, the SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices and employee populations. Other companies may calculate their pay ratio using a methodology or estimates and assumptions which differ from those used by the Company. Therefore the pay ratio reported above may not be comparable to the pay ratio reported by other companies, including those in the Company’s peer group.

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OTHER INFORMATION

AUDIT-RELATED MATTERS

Approval of Audit and Permitted Non-Audit Services

The Audit and Finance Committee has adopted pre-approval policies and procedures requiring that the Committee pre-approve all audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm. In accordance with this policy, the Committee has pre-approved and has set specific quarterly limitations on fees for the following categories of services: general accounting and SEC consultation, compliance with pertinent legislation, general taxation matters and tax returns. Services which have not received specific pre-approval by the Committee must receive such approval prior to the rendering of the services.

Auditor Fees and Services

The Company has paid the following fees to KPMG LLP, its independent registered public accounting firm, for services rendered for each of the last two fiscal years. All of these fees were pre-approved by the Committee.

	2020	2019
Audit Fees (1)	$1,275,000	$1,475,000	(2)
Audit-Related Fees (2)	0	0
Tax Fees (3)	0	0
All Other Fees	0	0
Total	$1,275,000	$1,475,000

(1)	Audit Fees primarily represent amounts paid for the audit of the Company’s Consolidated Financial Statements included in its Annual Report to Shareholders, reviews of the quarterly financial statements included in the Company’s SEC Forms 10-Q, the performance of statutory audits for certain of the Company’s foreign subsidiaries, and services that are normally provided in connection with statutory and regulatory filings for those fiscal years, including expressing an opinion on the Company’s internal control over financial reporting.
(2)	Subsequent to the filing of the December 2019 Proxy Statement, the Committee approved an incremental amount of $200,000 related to the 2019 audit, and therefore the 2019 amount has been updated.
(3)	Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which are not included in Audit Fees above.
(4)	Tax Fees represent amounts paid for tax compliance, tax advice and tax planning services.

Report of the Audit and Finance Committee

The Audit and Finance Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, including a discussion of the quality and the acceptability of the Company’s financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with KPMG LLP, the independent registered public accounting firm which is responsible for expressing opinions on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the Company’s internal control over financial reporting, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee discussed with KPMG LLP its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in that firm’s written disclosures and the letter from KPMG LLP to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission regarding the independent accountants’ communications with the Audit Committee concerning independence, and the other matters required by the PCAOB’s Auditing Standards.

39

Further, the Committee discussed with the Company’s internal audit executive and KPMG LLP the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit executive and representatives of the independent accountants, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls (including internal controls over financial reporting), and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the Securities and Exchange Commission. The Committee also evaluated and reappointed KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2021.

The Audit and Finance Committee

James M. Stolze, Chair
Patrick M. Dewar
Vinod M. Khilnani
Robert J. Phillippy

SECURITIES OWNERSHIP

Securities Ownership Of Directors and Executive Officers

The following table sets forth certain information with respect to the number of shares beneficially owned by the directors and executive officers of the Company as of December 1, 2020, the record date for the Meeting. For purposes of this table and the following table, the “beneficial ownership” of shares means the power, either alone or shared with one or more other persons, to vote or direct the voting of the shares, and/or to dispose of or direct the disposition of the shares, and includes any shares with respect to which the named person had the right to acquire beneficial ownership within the next 60 days. Unless otherwise noted, each person had the sole voting and dispositive power over the shares listed.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
Alyson S. Barclay	75,656	(2)	(3)
Patrick M. Dewar	10,980	(4)	(3)
Vinod M. Khilnani	20,294		(3)
Gary E. Muenster	192,641	(2)	0.7%
Leon J. Olivier	27,878	(4)	(3)
Robert J. Phillippy	21,589	(4)	(3)
Victor L. Richey	276,672	(2)	1.1%
Larry W. Solley	25,279		(3)
James M. Stolze	40,963	(4)	(3)
Gloria L. Valdez	2,993	(4)	(3)

All directors and executive officers as a group (10 persons)	694,945	(4)	2.7%

(1)	Based on 26,037,714 shares outstanding as of December 1, 2020, the record date for the Meeting.
(2)	Includes shares held in the Company’s Employee Stock Purchase Plan. Does not include 11,473, 23,780 and 51,294 unvested PARS award units held by Ms. Barclay, Mr. Muenster and Mr. Richey, respectively.
(3)	Less than 0.5%.
(4)	Includes approximately 10,980, 26,978, 18,760, 18,894 and 2,993 common stock equivalents credited to the deferred compensation accounts of Mr. Dewar, Mr. Olivier, Mr. Phillippy, Mr. Stolze and Ms. Valdez, respectively, under the Compensation Plan for Non-Employee Directors. See “Director Compensation” beginning on page 17. Stock equivalents have been rounded to the nearest whole share.

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Securities Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each person known by the Company as of the dates set forth in the footnotes below to be deemed, pursuant to applicable SEC regulations, to beneficially own more than five percent of the Company’s outstanding shares. For this purpose, beneficial ownership of shares is determined in accordance with SEC Rule 13d-3 and includes sole or shared voting and/or dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
BlackRock Institutional Trust Company, N.A. 55 East 52nd Street, New York, NY 10055	4,305,885	(2)	16.5%
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202	2,758,293	(3)	10.6%
Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	2,584,388	(4)	9.9%
Dimensional Fund Advisors, LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,505,176	(5)	5.8%

(1)	Based on 26,037,714 shares outstanding as of December 1, 2020, the record date for the Meeting.
(2)	Based on information contained in a Form 13F filed with the SEC on November 6, 2020 by BlackRock Inc., which reported that as of September 30, 2020 it had sole dispositive power over these shares and sole voting power over 4,174,599 of these shares. BlackRock Inc. has also stated that it is the parent holding company of certain institutional investment managers and that it does not itself exercise and therefore disclaims investment discretion over any securities positions over which its investment operating subsidiaries exercise such discretion; however, for purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares.
(3)	Based on information contained in a Form 13F filed with the SEC on November 16, 2020 by T. Rowe Price Associates, Inc. (“TRP”), which reported that as of September 30, 2020 it had sole dispositive power over these shares and sole voting power over713,575 of these shares. TRP has also stated that these securities are owned by various individual and institutional investors for which TRP serves as investment adviser with power to direct investments and/or power to vote the shares. TRP has acknowledged that for the purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares; however, it has expressly disclaimed that it is in fact the beneficial owner of any of these shares.
(4)	Based on information contained in a Form 13F filed with the SEC on November 16, 2020 by Vanguard Group, Inc., which reported that as of September 30, 2020 it had sole dispositive power over 2,507,116 of these shares, shared dispositive power over 77,272 of these shares, and shared voting power over 57,890 of these shares.
(5)	Based on information contained in a Form 13F filed with the SEC on November 12, 2020 by Dimensional Fund Advisors, LP, which reported that as of September 30, 2020 it had shared dispositive power over these shares and sole voting power over 1,454,441 of these shares.

41

SHAREHOLDER PROPOSALS

In order for a shareholder of the Company to formally nominate an individual for election as a director or propose other business at a meeting of shareholders, the Company’s Articles of Incorporation require that notice of the nomination or proposal must be given to the Company in advance of the meeting at which the election is to be held. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting; but if the Company gives less than 50 days’ notice or prior public disclosure of the date of the meeting, then the shareholder must give such notice within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first.

The required advance notice must include certain additional information regarding both the proponent and any prospective nominee useful to the Company in evaluating and responding to the nomination or proposal, and as to proposals other than nominations, a full description of the proposal, including its text, and a description of any agreements or arrangements between the proponent and any other person in connection with the proposal; all as specified in detail in the Company’s Articles of Incorporation and Bylaws. Any prospective director nominees must also complete a questionnaire regarding the background and qualifications of the proposed nominee and any person or entity on whose behalf the nomination is being made, and must represent in writing that the proposed nominee is not, and will not become, a party to any undisclosed voting commitments or compensation arrangements with respect to service as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Company.

The Board may reject any nominations or proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholders may also recommend director candidates to the Nominating and Corporate Governance Committee for consideration as described under “Nominating and Corporate Governance Committee” on page 15.

The above requirements are in addition to, and are separate from, the requirements of SEC Rule 14a-8 relating to the rights of shareholders to request inclusion of proposals in, or of the Company to omit proposals from, the Company’s proxy statement. However, solely with respect to a proposal, other than the nomination of directors, that a shareholder proposes to bring before an annual meeting of shareholders, the notice requirements set forth in the Company’s Articles of Incorporation and Bylaws will be deemed satisfied by the shareholder if the shareholder has submitted the proposal to the Company in compliance with Rule 14a-8 and the proposal has been included in the Company’s proxy statement for the meeting.

Proposals of shareholders intended to be presented at the 2022 Annual Meeting must be received by the Company by August 18, 2021 if the proponent wishes to have them included in the Company’s proxy statement and form of proxy relating to that meeting pursuant to SEC Rule 14a-8. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with SEC regulations governing the solicitation of proxies.

In each case, the notice required to be given to the Company must be directed to the Secretary of the Company, whose address is 9900A Clayton Road, St. Louis, MO 63124-1186. Any shareholder desiring a copy of the Company’s Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

*     *     *     *    *

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APPENDIX A

2018 Omnibus Compensation Plan,
Marked to Show Amendments Proposed for Shareholder Approval

Set forth below is the text of the Company’s 2018 Omnibus Compensation Plan as restated to include the amendments described in “Proposal 2 – Approval of Amendments to 2018 Omnibus Compensation Plan” on page 6.

[Marked to indicate substantive additions or ~~deletions~~ from the current version of the Plan]

1.       Purpose of the Plan.

This ESCO Technologies Inc. 2018 Omnibus Incentive Plan (the “Plan”) has been adopted by ESCO Technologies Inc., a Missouri corporation (the “Company”), to:

(a)    attract and retain executive, managerial and other employees and non-employee directors;

(b)    motivate participants, by means of appropriate incentives, to achieve long-range goals;

(c)    provide incentive compensation opportunities that are competitive with those of other similar businesses; and

(d)    in the case of stock-based awards, further align a participant’s interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock, and thereby promote the long-term financial interests of the Company, including the growth in value of the Company’s equity and enhancement of long-term stockholder returns.

2.     Types of Incentive Compensation Awards Available Under the Plan.

The following types of incentive compensation awards (“Awards”) may be granted under the Plan:

(a)    Stock-Based Awards. Awards granted on the basis of shares of Common Stock (defined in Section 3) or the value thereof (“Stock-Based Awards”), whether paid in cash or distributed in Common Stock, as follows:

(i)        Stock options as described in Section 6 (“Stock Options”);

(ii)       Stock appreciation rights as described in Section 7 (“Tandem SARs”);

(iii)      Performance-accelerated restricted share awards as described in Section 8 (“PARS Awards”);

(iv)      Other restricted share awards as described in Section 9 (“Other Restricted Share Awards”); and

(v)       Other Stock-Based Awards as described in Section 10 (“Other Stock-Based Awards”).

(b)    Cash-Based Awards. Awards other than Stock-Based Awards, which are valued and paid in cash (“Cash-Based Awards”), as follows:

(i)        Long term cash incentive awards as described in Section 12 (“Long Term Cash Incentive Awards”); and

(ii)       Other cash incentive awards as described in Section 13 (“Other Cash Incentive Awards”).

(c)    Director Share Awards. Awards of compensation to Non-Employee Directors as described in Section 14 (“Director Share Awards”).

3.     Stock Available Under the Plan.

(a)    Number of Shares Available. The following shares of common stock of the Company, par value $0.01 per share (“Common Stock”) are hereby reserved and made available for issuance pursuant to Stock-Based Awards under the Plan:

(i)        350,000 shares of Common Stock; plus

(ii)       527,878 shares of Common Stock which were authorized under the ESCO Technologies Inc. 2013 Incentive Compensation Plan (the “2013 Plan”) but not awarded prior to termination of the 2013 Plan and which were available under the 2013 Plan for “Performance Accelerated Restricted Stock Awards” (as defined in the 2013 Plan), “Restricted Stock Awards” (as defined in the 2013 Plan) or any other awards authorized under the 2013 Plan wherein actual shares of Common Stock could have been distributed without requiring any payment to the Company by the participant,; plus:

(iii)      One hundred thousand (100,000) shares of Common Stock which were authorized under the 2013 Plan but not awarded prior to termination of the 2013 Plan and which were to be used under the 2013 Plan only for “Stock Options” as defined in the 2013 Plan or any other awards authorized under the 2013 Plan which would have required the recipient of the award to make a payment to the Company in order to receive actual shares of Common Stock; provided that these 100,000 shares may only be used under the Plan for Stock Options or other Stock-Based Awards which require the recipient of the Award to make a payment to the Company in order to receive actual shares of Common Stock.

(b)    Adjustments in Numbers of Shares. The number of shares of Common Stock allocated to the Plan shall be appropriately adjusted to reflect subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the number of outstanding shares of Common Stock.

(c)    No Reload. Shares which have once been the subject of any Stock-Based Award or Director Share Award but which are not actually issued or delivered to the participant, by reason of expiration or cancellation of the Award, termination of the participant's employment or service as a Non-Employee Director, failure to meet performance goals or other terms of such Award, tender of the shares in payment for a Stock Option, delivery or withholding of the shares in satisfaction of any tax withholding obligation, or any other reason whatsoever, shall not be returned to the Plan and shall not again become available for ~~Stock-Based~~ Awards under the Plan.

4.     Administration.

(a)     Committee. The Plan shall be administered by the Human Resources and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The Committee shall at all times be constituted to comply with Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor to such Rule, and the independence requirements of the New York Stock Exchange or other applicable exchange.

(b)    Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and for each Award the potential number or value of shares of Common Stock (in the case of Stock-Based Awards) or the potential cash incentive (in the case of Cash-Based Awards) subject to the Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Awards (which need not be identical for all recipients) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 4 shall be conclusive.

(c)    Limited Authority to Delegate. The Committee may delegate to the Chief Executive Officer the authority to grant Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not reporting persons under Section 16 of the Exchange Act. The Committee may delegate to the Executive Committee of the Board the authority to grant Stock-Based Awards other than Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not reporting persons under Section 16 of the Exchange Act.

(d)    Award Agreement. Every Award granted under the Plan shall be memorialized by a written grant agreement (“Award Agreement”) setting forth in writing all of the terms and conditions of the Award, including without limitation the number or value of shares of Common Stock, or the cash, as the case may be, which the holder shall be entitled to receive depending upon satisfaction of the vesting, service, performance or other criteria specified in the Award, which Award Agreement shall be delivered to the participant receiving the Award promptly as practicable after the Award is approved by the Committee or its delegate.

(e)    Effective Dates of Awards; No Retroactive Grants. Awards may be granted with an effective date which is on or after, but not before, the date the material terms of the grant are approved by the Committee or other authorized person, and which, in the case of Stock-Based Awards, is a trading day on the New York Stock Exchange. Notwithstanding the foregoing, the performance and/or service criteria for an Award (if any) may be determined with respect to a period (such as a fiscal year) which begins prior to the effective date of the Award, provided that the effective date of the Award must be prior to the time it can be determined whether the criteria will be satisfied.

(f)     Sub-Plans and Performance Programs.

(i)        For clarity and convenience in granting, administering and referring to Awards which have similar provisions or which are made to similarly-situated recipients, the Committee may authorize sub-plans (hereafter, “Sub-Plans”) under the Plan. Each Sub-Plan shall be subject to all of the terms, conditions and restrictions in the Plan, and all Sub-Plans in the aggregate shall not exceed the limitations, including without limitation those on the aggregate number of authorized shares, set forth in the Plan.

(ii)        The Committee may establish from time to time one or more performance programs under the Plan or any Sub-Plan, each with one or more specified objectives and specified performance periods over which the specified objectives are targeted for achievement. The specified performance criteria, performance goals and/or service contingencies need not be the same for all participants and may be established for the Company as a whole or separately for its various groups, divisions and subsidiaries, all as the Committee may determine in its discretion. Performance criteria may, but need not, be limited to those specified in subsection 15(g).

5.     Eligibility.

(a)    Incentive Stock Options (defined in subsection 6(a)) may be granted only to full-time or part-time employees of the Company or its Qualifying Corporate Subsidiaries as defined in clause 5(d)(iii).

(b)    Tandem SARS and Stock Options other than Incentive Stock Options may be granted only to full-time or part-time employees of the Company or its Subsidiaries.

(c)    PARS Awards, Other Restricted Share Awards, Other Stock-Based Awards and Cash-Based Awards may be granted only to full time employees (or such other employees as the Company may determine) of the Company or its Subsidiaries who are determined by the Committee in its discretion to be management personnel important to the future success of the Company; such management personnel may, but need not be, officers of the Company or of its Subsidiaries or divisions.

(d)    Director Share Awards may be granted only to directors who are not employees of the Company or its Subsidiaries (“Non-Employee Directors”).

(e)    For purposes of the eligibility and service requirements set forth in the Plan:

(i)         The term “employees” does not include temporary employees, contract employees, or ~~directors who are not regular employees of the Company or its Subsidiaries~~ Non-Employee Directors;

(ii)        “Subsidiary” means any domestic or foreign corporation, limited liability company, partnership or other entity in which the Company controls, directly or indirectly, 50% or more of the voting power or equity interests; for clarity, the term includes a Qualifying Corporate Subsidiary;

(iii)       “Qualifying Corporate Subsidiary” means any domestic or foreign corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Incentive Stock Option in question, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; or such other meaning as may be hereafter ascribed to it in Section 424 of the Code; and

(iv)       the term “corporation” has the meaning ascribed to it in Internal Revenue Regulations Section 1.421-1(i)(1).

6.    Stock Options.

(a)     Types of Stock Options. In the discretion of the Committee (or the Chief Executive Officer with respect to Stock Options granted under subsection 4(c)), Stock Options may or may not be intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”). Neither the Company nor the Chief Executive Officer nor the Committee shall have any liability to the optionee or any other person on account of the failure of a Stock Option to qualify as an Incentive Stock Option.

(b)    Limitation on Incentive Stock Options. The maximum aggregate fair market value (determined at the time an Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

(c)    Individual Limit on Number of Stock Options and Tandem SARs. The aggregate number of shares of Common Stock with respect to which Stock Options and Tandem SARs may be granted to any individual during any calendar year may not exceed one hundred fifty thousand shares (150,000).

(d)    Minimum Exercise Prices. The exercise price of Common Stock purchased under each Stock Option shall not be less than 100% of the fair market value of the Common Stock on the effective date of the Stock Option. Such fair market value per share shall generally be the closing price per share of the Common Stock on the New York Stock Exchange on the effective date; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate and in compliance with, or in conformity with the requirements of, any laws and regulations applicable to the Company and the Stock Option.

(e)    Payment of Exercise Price. The exercise price for Common Stock subject to a Stock Option is to be paid in full upon the exercise of the Stock Option, either:

(i)        In cash; or

(ii)       By the tender to the Company (either actually or by attestation) of shares of Common Stock owned by the optionee for at least six (6) months having a fair market value equal to the cash exercise price of the Stock Option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or the Company as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations applicable to the Company and the Stock Options; or

(iii)       Except as may be limited or prohibited by the Committee or the Company, by effecting a “cashless exercise” of the Stock Option by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds equal to the exercise price plus any taxes due is paid to the Company; or

(iv)      By any combination of the foregoing payment methods; or

(v)       By such other method or methods as may be determined by the Committee or the Company.

Provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (A) the tendered shares have been held by the optionee for at least one year and (B) the Incentive Stock Option through which such tendered shares were received was granted at least two years prior to the tender.

(f)     Use of Exercise Proceeds. The proceeds from the exercise of a Stock Option shall be added to the general funds of the Company or to treasury shares, as the case may be, and used for such corporate purposes as the Company shall determine.

(g)    Term of Stock Options. The term of a Stock Option shall be five (5) years from its effective date, or such shorter period as the Committee may determine. Subject to the other provisions of this Section 6, a Stock Option will be exercisable at such time or times within the stated term, and subject to such restrictions and conditions, as the Committee shall, in each circumstance, approve, which need not be uniform for all optionees.

(h)    Employment Requirement. No Stock Option may be exercised unless the optionee is an employee of the Company or a Subsidiary at the time of exercise and has been so employed continuously since the granting of the Stock Option, except that:

(i)        If the employment of an optionee terminates with the consent and approval of the Company, the Committee or its designee, may, in its absolute discretion, permit the optionee to exercise a Stock Option (to the extent the optionee was entitled to exercise it at the date of such termination of employment) (A) within ninety (90) days after such termination, or (B) for Stock Options other than Incentive Stock Options, within one (1) year after termination of the optionee’s employment on account of retirement on or after age 55, but in no event after the expiration of its term as specified in the Award Agreement.

(ii)       An optionee whose employment terminates on account of disability may exercise such Stock Option (to the extent the optionee was entitled to exercise it at the date of such termination) within one (1) year of such termination of employment, but in no event after the expiration of its term as specified in the Award Agreement. For this purpose “disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code, which, as of the date hereof, means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An optionee shall be considered disabled only if the optionee furnishes such proof of disability as the Committee may require.

(iii)       In the event of the death of an optionee, the optionee’s Stock Option may be exercised (to the extent the optionee was entitled to exercise it at the date of death) by the optionee’s personal representative, by the person succeeding to ownership of the Stock Option under the optionee’s last will, or by such other person legally entitled to do so, at any time within a period of one (1) year after the optionee’s death, but in no event after the expiration of its term as specified in the Award Agreement.

(iv)       The Committee may delegate its authority to extend a Stock Option beyond termination of employment hereunder to such employee or employees as it deems appropriate, so long as the optionees whose options have been extended by such employee or employees are not reporting persons under Section 16 of the Exchange Act.

(v)       Stock Option Award Agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

A Stock Option shall not be affected by any change in the optionee’s employment so long as the optionee continues to be an employee of the Company or a Subsidiary thereof.

(i)     Non-Transferability of Stock Options. Each Stock Option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. Notwithstanding the foregoing, the Committee may permit a Stock Option which is not an Incentive Stock Option to be transferred to a trust for the benefit of the optionee’s immediate family member(s) or a partnership, limited liability company, or similar entity in which the optionee’s immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, an optionee’s immediate family shall mean the optionee’s spouse, children and grandchildren.

(j)     Successive Stock Option Grants. Successive Stock Option grants may be made to any optionee under the Plan.

(k)    Vesting. Subject to the other provisions and limitations of the Plan, the Committee may, in its sole discretion, determine the time when, or criteria upon which, options may vest including, but not limited to stock price, continued service or performance measures. The vesting criteria, which need not be uniform for all optionees, shall be specified in the Award Agreement.

7.     Tandem SARs.

(a)    Grant. At the time of grant of a Stock Option, the Committee, in its discretion, may grant to the optionee, in tandem with the Stock Option (the “Linked Option”), a Tandem SAR for all or any part of the number of shares covered by the Linked Option. The Tandem SAR Award Agreement shall specify the Linked Option in respect of which the Tandem SAR is granted. A Tandem SAR shall specify a time period for its exercise, which may not extend beyond, but may be less than, the time period during which the Linked Option may be exercised.

(b)    Exercise. At any time when a Tandem SAR and its Linked Option are both exercisable, the optionee may, in lieu of exercising the Linked Option, elect to exercise the Tandem SAR, by delivering to the Company a written notice stating that the optionee elects to exercise the Tandem SAR as to the number of shares specified in the notice and stating what portion, if any, of the Tandem SAR Exercise Amount the holder requests to have paid in cash and what portion, if any, the holder requests to have paid in Common Stock. For purposes of this section, “Tandem SAR Exercise Amount” means the excess of the closing price per share of the Common Stock on the New York Stock Exchange on the date of exercise over the exercise price per share under the Linked Option, multiplied by the number of shares as to which the Tandem SAR is exercised. The Committee promptly shall cause to be paid to such holder the Tandem SAR Exercise Amount either in cash, in Common Stock, or any combination of cash and stock as it may determine. Such determination may be either in accordance with the request made by the optionee or otherwise, in the sole discretion of the Committee.

(c)    Effect of Exercise. Any exercise of the Linked Option by the optionee shall reduce the Tandem SAR by the same number of shares as to which the Linked Option is exercised; and any exercise of the Tandem SAR shall reduce the Linked Option by the same number of shares as to which the Tandem SAR is exercised. The failure of the optionee to fully exercise it within the time period specified shall not reduce the optionee’s remaining exercise rights under the Linked Option.

(d)    Other Provisions of Plan Applicable. All provisions of the Plan applicable to Stock Options granted hereunder shall apply with equal effect to Tandem SARs.

8.     PARS Awards.

(a)    Definition; Performance Objectives. A PARS Award is a right to receive shares of Common Stock (which may include stock with certain restrictions attached) at a future time specified in the Award Agreement (the “PARS Award Term”) if specified performance goals and/or service contingencies established from time to time by the Committee and set forth in the PARS Award are achieved.

(b)    Grants of PARS Awards. Eligible employees may be granted PARS Awards under any one or more of the performance programs. The number of shares per PARS Award and the PARS Award frequency shall be determined at the discretion of the Committee. In determining the participants in any performance program, the Committee shall take into account such factors as the participant's level of responsibility, job performance, level and types of compensation, and such other factors as the Committee deems relevant. The Committee may require the participant to retain shares received from the payout of a PARS Award until ownership guidelines are achieved. The Committee may also require the participant to certify ownership of such shares from time to time in its discretion and to secure approval of any sales or other disposition of Common Stock during the performance period.

(c)    Determination of Achievement of Objectives. The Committee, in regard to any performance program adopted by it, may thereafter change or modify the terms of the program, so long as the number of shares subject to the PARS Award is not reduced and the PARS Award Term is not extended, and the Committee may determine reasonably whether any performance goal of any program has been met. The Committee may, but is not obligated to, authorize a distribution of all or a portion of the PARS Award based upon its discretionary evaluation of the Company's financial performance during the period of the PARS Award even if the performance goals are not fully met.

9.     Other Restricted Share Awards.

Subject to the terms of the Plan, the Committee may also grant eligible employees Other Restricted Share Awards, which may include grants of Common Stock subject to specified restrictions or conditions (including without limitation forfeiture of the shares in certain events), or grants of rights to receive shares of Common Stock in the future upon the satisfaction of specified conditions. Such Other Restricted Share Awards shall include an employment requirement not less restrictive than that specified in section 8(d) and if to NEOs, shall comply with Section 11, and shall otherwise be subject to all of the limitations and restrictions provided in the Plan. Such Other Restricted Share Awards may also specify, without limitation, restrictions on transfer of such Other Restricted Share Award and/or the underlying Common Stock, and whether the participant may make elections with respect to the taxation of such Other Restricted Share Award either with or without the consent of the Committee.

10.   Other Stock-Based Awards.

The Committee may from time to time grant Other Stock-Based Awards pursuant to which shares may be acquired in the future, such as Other Stock-Based Awards denominated in Common Stock, stock units, securities convertible into Common Stock or phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Award Agreement, the terms and conditions of such Other Stock-Based Awards. The Committee may, in its sole discretion, direct that shares of Common Stock issued pursuant to Other Stock-Based Awards shall be subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

11.   Special Provisions for Stock-Based Awards to Named Executive Officers.

Every Stock-Based Award granted to a person who is a “named executive officer” of the Company as defined in Item 402(a)(3) of Securities and Exchange Commission Regulation S-K (an “NEO”) shall provide that, in addition to any other applicable restrictions on transfer, the NEO may not dispose of any portion of the beneficial interest in Common Stock received (net of any withheld shares) on account of such Award: (i) within 12 months after the Common Stock is delivered to the NEO, or such earlier time as the person ceases to be an NEO; or (ii) if after such disposition the NEO would fail to satisfy the NEO’s minimum ownership requirement for Company Common Stock established by the Company.

12.   Long Term Cash Incentive Awards.

Long Term Cash Incentive Awards provide for the payment of cash if certain performance goals are met over a specified performance period. The Committee may also permit Long-Term Cash Incentive Awards to be distributed in shares of Common Stock, which may be issued subject to restrictions to be determined by the Committee in each specific case. Each performance goal and performance period shall be set forth in the relevant Long Term Cash Incentive Award agreement, which need not be uniform for all awardees.

13.   Other Cash Incentive Awards.

The Committee may from time to time grant Other Cash Incentive Awards, upon such terms, conditions and restrictions as the Committee shall determine in its sole discretion and specify in a corresponding Award Agreement.

14.       ~~[Reserved]~~Director Share Awards.

(a)    Types of Director Share Awards. The Committee may from time to time grant Director Share Awards to persons who are Non-Employee Directors on the grant date. Director Share Awards may consist of either shares of Common Stock or cash awards that the recipient has elected to defer and receive in shares of Common Stock at the end of the deferral period.

(b)    Limits on Amount of Director Share Awards. A Non-Employee Director may not be granted Director Share Awards in any fiscal year of the Company for shares of Common Stock having an aggegate value which, together with any cash compensation earned by such Non-Employee Director for such fiscal year, exceeds $600,000. For this purpose, the value of each Director Share Award shall be the aggregate fair market value of the underlying shares of Common Stock on the effective date of the Award. Any shares which the recipient has elected to receive in lieu of payment of all or a portion of the recipient’s cash retainer or other cash fees shall be counted as shares and not cash.

(c)     Terms and Conditions of Director Share Awards. The Committee shall be responsible for determining the terms and conditions of Director Share Awards, which may include service, vesting, retention, or other requirements, procedures and limitations in respect of elective deferrals, and the accrual of dividend equivalents on deferred and/or unvested shares.

15.   Additional Provisions.

(a)    No Rights as Shareholder until Stock Issued. Except as provided in Section 14, the recipient of a Stock-Based Award or Director Share Award shall have no voting rights, dividend rights, or other rights of a shareholder with respect to the shares of Common Stock subject to the Award until such shares are actually issued to the recipient.

(b)    No Adjustment of Award Shares for Dividends or Rights. Except as provided in Section 14 or Section 16, no adjustment shall be made in the number of shares of Common Stock subject to a Stock-Based Award or Director Share Award on account of dividends which may be paid, or other rights which may be issued to, the holders of Common Stock during the term of such Award, and no dividends or dividend equivalents shall be paid or accrued on any such shares unless the shares have actually been issued to the participant pursuant to the Award prior to the record date for payment of the dividend or rights.

(c)    No Right to ~~Continuation of Employment~~ Continue As Employee or Director. No participant in the Plan shall have any right because of being a participant in the Plan or receiving an Award to continue in the ~~employ~~ service of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of the participant's present or any other level of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any participant from employment or to change the assignments of any participant, or to remove a director, are expressly reserved to the Company.

(d)    Tax Withholding. At the time any Award is paid out to the recipient, the Company shall withhold (or direct the appropriate Subsidiary to withhold) from such payout any amount necessary to satisfy the tax withholding requirements in respect of such payout under the tax laws applicable to the payout; and if permitted by applicable law, the Company may withhold (or direct the appropriate Subsidiary to withhold) additional amounts at such rate as it may determine in its discretion to be advisable up to the highest individual marginal Federal income tax and applicable state income tax rate then in effect. In the case of Awards payable in shares of Common Stock, the Company shall effect such withholding, unless otherwise required by applicable law, by deducting from the distribution shares of Common Stock having a fair value equal to the amount to be withheld.

(e)    Common Stock. The Company may, in its discretion, fund Stock-Based Awards or Director Share Awards using either treasury shares or authorized but unissued shares. The Board and the Company’s officers are authorized to take such action as may be necessary to provide for the issuance of any and all of the shares which may be necessary to satisfy the Company's obligations hereunder and to cause said shares to be registered under the Securities Act of 1933, as amended (the “Securities Act”), and to be listed on the New York Stock Exchange and any other stock exchanges on which Common Stock may at such time be listed; provided that in the Company’s discretion, shares of Common Stock delivered to participants hereunder in satisfaction of ~~a Stock-Based~~ an Award may be issued as restricted stock under the Securities Act, or otherwise subject to specified restrictions on resale.

(f)     Minimum Vesting Periods. The minimum vesting period for any Award shall be 1 year; except that Awards which amount in the aggregate to no more than 5% of the total number of shares available under the Plan, and which are made to participants who are not NEOs or Non-Employee Directors, may have a shorter vesting period.

(g)    Performance-Based Awards. The Committee may structure any Award as a “Performance-Based Award” such that the amount payable shall be subject to the attainment of specified performance criteria within a specified performance period.

(i)        Performance Criteria for Performance-Based Awards. The performance criteria for any Performance-Based Award shall consist of objective tests which may, but need not, be based on one or more of the following: earnings per share; adjusted earnings per share; sales; earnings; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; plant and equipment performance; safety performance; environmental performance; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; adjusted EBITDA; NOPAT margin; net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on invested capital; return on gross assets; return on tangible assets; cash flow return on investment; cash value added; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation with or without divisions; total shareholder return; economic value added; economic profit; sales growth percentage; EPS growth percentage; cash flow growth year over year; return on total capital; ESG performance metrics; or any combination of the foregoing. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof; may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period; and may be measured annually or over a longer period of time. Satisfaction of Common Stock ownership guidelines may also be a prerequisite to payment.

(ii)        Establishment of Performance Goals. The performance goals for each Performance-Based Award and the amount payable or distributable depending on the extent to which those goals are met shall be established in writing for each specified period of performance by the Committee while the outcome of whether or not those goals will be achieved is substantially uncertain.

(h)    Maximum Distributions. In no event shall the total distributions of Common Stock under the Plan or pursuant to a particular type of Award exceed the number of shares ~~reserved under~~ authorized in Section 3 or 14 (as such number may be adjusted as provided in Section 16).

(i)      Compliance with Code Section 409A. It is intended that no Award granted under the Plan shall be subject to any interest or additional tax under Section 409A of the Code, and the terms of the Plan should be construed accordingly. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of the Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A. Notwithstanding the preceding, a participant shall be responsible for any and all tax liabilities, including liability under 409A (but excluding the employer’s share of employment taxes) with respect to Awards made to the participant; and neither the Committee nor the Company shall have any liability to a participant for reimbursement or otherwise on account of any such tax liabilities which may be imposed on the participant.

(j)      Amendments to Awards. The Committee reserves the right to amend the terms of any outstanding Award, provided that:

(i)    No amendment may reduce the rights of the recipient of the Award without the consent of such recipient; and

(ii)   Except for adjustments described in Section 16, shareholder approval shall be required to (A) reduce the exercise price of outstanding Stock Options or Tandem SARs or (B) cancel outstanding Stock Options or Tandem SARs in exchange for cash or other Awards having an exercise price that is less than the exercise price of the original Stock Options or Tandem SARs.

(k)     Limitation on Acceleration Upon Change of Control. No Award may permit acceleration of vesting or payment by reason of a Change of Control of the Company prior to the date on which the Change of Control is consummated, except where the participant’s employment is terminated within 90 days prior to a Change of Control at the direction of a third party who, at such time, had taken steps reasonably calculated to effect the Change of Control, and acceleration in such event is expressly provided for in a written severance agreement with the participant the terms of which have been approved by the Committee. For purposes of this section 15(k), “Change of Control” means any of the following events:

(i)     The individuals who constitute the Board on the effective date of the Award (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the effective date of the Award whose election or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Securities and Exchange Commission Rule 14a-11) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(ii)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) directly or indirectly acquires or beneficially owns (as defined in Rule 13d-3 under the Exchange Act) more than either (x) 50% of the then outstanding shares of Common Stock (“Outstanding Common Stock”) or (y) 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Voting Securities”), provided that no acquisition or beneficial ownership by the Company or a Subsidiary or an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary shall be considered in determining if either of such thresholds has been met; or

(iii)   The sale or other disposition of all or substantially all of the assets of the Company (in a single transaction or a series of transactions, provided that in the latter case the date of consummation of the Change of Control shall be the date on which the first sale or disposition in such series occurs): or

(iv)  The commencement of a shareholder-approved liquidation or dissolution of the Company; or

(v)   The consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless immediately after the Business Combination:

(A)   All or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of both the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or other governing body) of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries); and

(B)   No individual, entity or group (excluding any employee benefit plan or related trust of the entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of either the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other governing body) of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 50% of the Outstanding Common Stock or Outstanding Voting Securities prior to the Business Combination; and

(C)   At least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or at the time of the initial Board action, approving such Business Combination.

Notwithstanding the foregoing, “Change of Control” shall not include a transaction commonly known as a Reverse Morris Trust transaction.

(l)     Employment Requirement. Except as otherwise herein provided or determined by the Committee, ~~a participant~~ an employee, in order to be entitled to receive any distribution in respect of an Award, must be continuously in the employ of the Company or a Subsidiary from the effective date of the Award until the expiration of the relevant performance and/or service period, except for leaves of absence which may be approved by the Company, and except that:

(i)       Exception for Retirement. For a participant whose employment terminates on account of retirement with the approval of the Committee, except as may otherwise be determined by the Committee in its sole discretion:

(A)       Any Award granted to the participant within 12 months prior to the participant’s retirement date shall be forfeited and no distribution shall be made;

(B)       With respect to any other outstanding Award, that portion, if any, of the Award for which the distribution date has been accelerated in full or in part due to satisfaction of the applicable performance goal(s) prior to the participant’s retirement date shall vest and be distributed in full;

(C)       All other outstanding Awards (including any non-distributed portion of an Award distributed in part under the preceding clause (B)) shall vest and be distributed pro rata based on the number of months elapsed during the Award Term as of the retirement date compared to the total number of months in the Award Term; and

(D)       Any distribution to which the retired participant shall be entitled under this Section 15(l) shall be made as soon as administratively feasible but not later than 2½ months after the participant’s retirement date.

(ii)       Discretionary Exception for Death or Disability. The Committee, in its absolute discretion, may make such full, pro-rata, or no share distribution as it may determine, to a participant whose employment terminates on account of death or disability (as defined in section 6(h)(ii)) prior to the time the participant is entitled to receive distribution in respect of the Award. If termination is on account of death, the Committee may make any distribution it authorizes to the participant's surviving spouse, heirs or estate, as the Committee may determine.

16.       Adjustments to Stock-Based Awards Upon Changes in Capitalization or Corporate Acquisitions.

(a)       Notwithstanding any other provisions of the Plan, Stock Option and Tandem SAR agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Stock Option or Tandem SAR and the Stock Option prices and Tandem SAR exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like; and in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares and respective exercise prices as to which Stock Options and Tandem SARs which have been granted or may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

(b)       In the event the Company or a Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant a Stock Option or Tandem SAR to employees or former employees of such corporation in substitution of a Stock Option or Tandem SAR previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

(c)       In the event of stock dividends, stock splits or reverse stock splits affecting the number of outstanding shares of Common Stock during the term of the Plan, appropriate adjustments shall be made to outstanding Awards, including but not limited to per-share-based objectives and the number of shares awarded, if and as may be required in the Committee’s discretion to fairly reflect the effect of such stock dividend, stock split or reverse stock split on the interests of the recipients of the Awards.

(d)       In the event of a special, non-recurring distribution with respect to Common Stock, the Committee may (i) adjust the number of shares subject to each outstanding Stock Option and Tandem SAR, and the exercise price per share in such manner as it deems just and equitable to reflect such distribution, and (ii) pay such special bonus or take such other action with respect to PARS Awards, Other Restricted Share Awards, Other Stock-Based Awards and Director Share Awards as it deems just and equitable to reflect such distribution.

(e)       In no event shall the foregoing adjustments cause the total number of shares used under the Plan or for a particular type of Award to exceed the number authorized under Section 3 or Section 14 (as may be adjusted).

17.       Data Privacy.

As a condition of acceptance of an Award, each participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 17 for the exclusive purpose of implementing, administering and managing the participant’s participation in the Plan. The participant understands that the Company holds certain personal information about the participant, including the participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The participant further understands that the Company may transfer the Data internally as necessary for the purpose of implementation, management and administration of the participant’s participation in the Plan, and that the Company may further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The participant understands that these recipients may be located in the participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the participant’s country. The participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the participant may elect to deposit any Shares. The participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the participant’s participation in the Plan. The participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Company’s Vice President of Human Resources. The participant understands that refusal or withdrawal of consent may affect the participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the participant understands that he or she may contact the Company’s Vice President of Human Resources.

18.       Effectiveness of the Plan.

The Plan shall become effective upon and subject to approval by the shareholders of the Company within twelve (12) months after the date of its adoption by the Board at a duly convened meeting of shareholders. Grants of Awards may be made after adoption of the Plan by the Board and prior to such shareholder approval, but all Awards made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

19.       Amendment and Termination.

Either the Board or the Committee may at any time amend or terminate the Plan; provided, however, that neither the Board nor the Committee may, without shareholder approval, increase (except under the anti-dilution provisions hereof, including those under Section 16) either the maximum number of shares as to which Stock-Based Awards may be granted under the Plan or any specified limit on any particular type or types of Award, or change the class of employees to whom an Award may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 4(a). No amendment or termination of the Plan may adversely affect any holder of an outstanding Award without the consent of the holder.

20.       Term of Plan.

Unless terminated earlier pursuant to Section 19, the Plan shall terminate five (5) years after the date on which it is approved and adopted by the shareholders pursuant to Section 18, and no Award shall be granted hereunder after the termination of the Plan. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

APPENDIX B

Participants in the Willis Towers Watson 2018 General Industry Executive Compensation Survey Report – U.S.
(see “Compensation Consultant and Benchmarking” on page 20)

A.O. Smith	Arconic	Burlington Northern Santa Fe
AAA	Arkema	Bush Brothers & Company
ABRA Auto Body & Glass	Armstrong World Industries	Bway Corporation
Accenture	Arrow Electronics	CA Technologies
ACI Worldwide	Arup USA	Cabot
Acorda Therapeutics	Asahi Kasei International	Caelum Research Corporation
Adecco	Asbury Automotive Group	California Dental Association
Adient	Ashland	Campbell Soup
ADT Security Services	AT&T	Canadian National Railway
Aera Energy	Automatic Data Processing	Canadian Pacific Railway
Agilent Technologies	Avery Dennison	Career Education
Ahold Delhaize	Avnet	Cargill
Aimia	Axalta Coating Systems	Carlson Wagonlit Travel
Air Liquide	BAE Systems	Carmeuse North America Group
Air Products and Chemicals	Bain & Company	Carnival
Alcoa	Baker Hughes, a GE company	Catalent Pharma Solutions
Alexander & Baldwin	Barrick Gold of North America	Catalyst Paper
Allegheny Technologies	Baxter	Catholic Health Initiatives
Allegis Group	Beam Suntory	CDM Smith
Allergan	Bechtel Nuclear, Security &	Celestica
Alorica	Environmental	CEMEX, Inc.
Alta Resources	Becton Dickinson	Centro
Altice USA	Bemis	CEVA Logistics
Altria Group	Bemis Manufacturing Company	CF Industries
Altus Group	Bendix Commercial Vehicle Systems	CGI Technologies and Solutions
Alyeska Pipeline Service	Berry Plastics	Charter Communications
AMC Networks	Best Buy	Chemours Company
American Cancer Society	BIC Group	Cherokee Nation Businesses
American Greetings	Big Lots	Chewy.com
American Heart Association	Biogen	Chicago Transit Authority
American Red Cross	BMC Software	Children's Healthcare of Atlanta
American Sugar Refining	Board of Pensions of the Presbyterian Church	Children's Hospital & Clinics of Minnesota
American Textile	Boddie-Noell Enterprises	Children's Place
American Tire Distributors	Bombardier Transportation	Choice Hotels International
American University	BorgWarner	CHS
Americas Styrenics	Bose	Chumash Casino Resort
AmeriCold Logistics	Boston Scientific	Church & Dwight
AmerisourceBergen	Bradley	Church of Jesus Christ of Latter-Day Saints
AMETEK	Brembo	Cintas
Amgen	Bridgepoint Education	Cisco Systems
AMSTED Industries	Brink's	City of Fort Worth
Andersen	Brock Group	City of Greensboro
Anheuser-Busch	Brookdale Senior Living	City of Houston
Anvil International	Brown-Forman	City of Philadelphia
Apogee Enterprises	Brunswick	Clean Harbors
Apple	Bryant University	Clearwater Paper Corporation
Applied Research Associates	Build-A-Bear Workshop	Cleveland-Cliffs
AptarGroup	Building Material Distributors	Clorox
Arby's Restaurant Group	Bunge
Archer Daniels Midland

Coca-Cola	ecoATM	Georgia Institute of Technology
Coca-Cola Refreshments	Edgewell Personal Care	Gerdau Long Steel North America
Colgate-Palmolive	Element Fleet Management	Gestamp
Colonial Pipeline Company	Eli Lilly	Gildan Activewear
Colonial Williamsburg Foundation	EMCOR Group	Gilead Sciences
Colsa	Emory University	Girl Scouts of the USA
Columbia Sportswear	Encompass Health Corporation	GL&V
Columbus McKinnon	Endo	Glanbia Group Services
Comcast	Enova International	Glatfelter
Commercial Metals	EnPro Industries	GLOBALFOUNDRIES
CommScope	Environmental Chemical Corp	Glory Global Solutions
Community Coffee	EnvisionRX	GOJO Industries
Community Health Network	Epson America	Graco
Compassion International	Equifax	Graham Management Services LP
Computacenter	Ernst & Young	Grande Cheese
ConAgra Foods	ESCO	Graphic Packaging
Continental Automotive Systems	ESCO Technologies	Greene, Tweed and Co.
Convergys	Essendant	Greif
Cooper Standard Automotive	Essentia Health	GROWMARK
CoorsTek	Estée Lauder	Grupo Cementos de Chihuahua
CoreCivic	Esterline Technologies	GS1 US
Covestro	Etnyre International	H.B. Fuller
Cox Enterprises	Everis	Habitat for Humanity International
CSC ServiceWorks	Expedia	Hallmark Cards
CSX	Experian Americas	Hanesbrands
Cubic	Express Scripts	HarbisonWalker International
Curtiss-Wright	Exterran	Harman International Industries
Cushman & Wakefield	Fairfax County Government	Harris
CVR Energy	Farmer Brothers	Harris Health System
CVS Health	Federal Aviation Administration	Harsco
Dairy Farmers of America	FedEx Express	Harvard Business School Publishing
Darden Restaurants	Ferrara Candy Company	Harvey Industries
Dart Container	Ferro	Hasbro
Dartmouth College	FirstGroup America	HCA Healthcare
Dartmouth Hitchcock Medical Center	FIS	HD Supply
David C. Cook	Fiserv	HDR
Dean Foods	FLEXcon Co	Hendrickson
Decurion	Fluor	Henry Ford Allegiance Health Systems
Delaware North	Fluor Federal Petroleum Operations	Henry Schein
Deluxe	Ford	Herc Rentals
Dematic Group	Fortune Brands Home & Security	Herman Miller
DENSO International	Foundation Medicine	Hershey
Dentsply Sirona	Freeport-McMoRan	Hertz
Department of Defense	Froedtert Health	Hexcel
DePaul University	Frontier Communications	Hi-Crush Proppants
Diageo North America	Fruit of The Loom	High Company
Diebold Nixdorf	FTD Companies	Hill International
Diversey	GAF Materials	Hillenbrand
Donaldson	Galderma	Hilti Inc
Dot Foods	Gates	Hilton Grand Vacations
Duke Realty	GCP Applied Technologies	Hilton Worldwide
DuPont	GE Aviation	Hitachi Solutions America
E.A. Sween Company	GE Healthcare	Hitachi Vantara
E.W. Scripps	General Atomics	HNI
EAB Global	General Cable	HNTB
Eastman Chemical	General Dynamics	Honeywell
Eaton	General Mills	Hormel Foods
EBSCO Industries	General Motors	Host Hotels & Resorts

Houghton Mifflin Harcourt Publishing	Keystone Foods	Masco
Hunt Consolidated	KI, Inc	Matrix Service
Huntington Memorial Hospital	Kimberly-Clark	Mattel
Hunton Andrews Kurth	Kinross Gold	Matthews International
Husky Injection Molding Systems	KLJ Solutions	McCain Foods
IBM	Koch Industries	McClatchy
Idemitsu Lubricants America	Kodak Alaris	McCormick
IDEX Corporation	Kohler	McDonald's
IDEXX Laboratories	KPMG	McLane Company
Ilitch Holdings	Kraft Heinz	MedFlight
INEOS Olefins & Polymers USA	Kronos Worldwide	Medical College of Wisconsin
Ingersoll Rand	Kyocera International	Medical Group Management Assn
Ingevity	L.L. Bean	Medtronic
Ingram Industries	L3 Technologies	Memorial Sloan-Kettering Cancer Center
Insperity	Lamb Weston Holdings	Meritage Homes
Institute for Defense Analyses	Land O'Lakes	Meritor
Institute of Electrical & Electronic Engineers (IEEE)	Lantech	Merrill
Integra Lifesciences	Lear	Methodist Hospital System
Intel	Learning Care Group	Metrie
Intercontinental Hotels Group	Ledcor Group of Companies	MGM Resorts International
International Paper	Leggett and Platt	Miami Children's Hospital
Interpublic Group of Companies	Lehigh Hanson	Microsoft
Intertape Polymer Group	Lehigh University	Milacron
ION Geophysical	Leidos	Mine Safety Appliances
IQVIA	Lend Lease	Minneapolis School District
Irdeto	Lenovo	Minnesota Management & Budget
Iron Mountain	Leprino Foods	Missouri Department of Conservation
Irvine	Leupold & Stevens	Missouri Department of Transportation
Itochu Corporation	LexisNexis Risk	Molex
Itron	Lexmark	Molina Healthcare
ITT Inc.	Lhoist	Momentive Performance Materials
J. Crew	Liberty Global	Mondelez
J.M. Huber	Lieberman Research	Monsanto
Jabil Circuit	Lifetouch	Mosaic
Jacobs Engineering	Lincoln Electric	Motorola Solutions
JANUS Research Group	Lions Clubs International	MTD Products
Jensen Precast	Littelfuse	MTS Systems
JetBlue Airways	Lockheed Martin	Mylan
John Wiley & Sons	L'Oréal	National Academies of Sciences, Engineering, and Medicine
Johns Hopkins University	Louis Dreyfus Company	National Futures Association
Johns Manville	LSC Communications	National Louis University
Johnson & Johnson	Luck Companies	National Multiple Sclerosis Society
Johnson Controls	Lutron Electronics	National Rural Electric Cooperative Association
Johnson Outdoors	Lydall	Nature's Bounty Co.
Judicial Council of California	LyondellBasell	Navicent Health
JW Aluminum	M. A. Mortenson Company	Navy Exchange Enterprise
K. Hovnanian Companies	MAG Aerospace	NCR
Kaiser Foundation Health Plan	Magellan Health Services	Nestle USA
Kansas City Southern	Magellan Midstream Partners	Netsmart Technologies
Kantar Group	Makino	New York Times
KB Home	Mallinckrodt	New York University
KBR	Manpower	Newell Brands
Kellogg	ManTech International	Newmont Mining
Kelly Services	Maricopa Integrated Health System	Nissan North America
Kelsey-Seybold Clinic	Marriott International	NN, Inc.
Kennametal	Mars Incorporated	NORDAM Group
Keurig Green Mountain	Martin Marietta Materials
Mary Kay

Norfolk Southern	Raising Cane's Chicken Fingers	Sidley Austin
Nortek Global HVAC	RAND Corporation	Sig Sauer
North Carolina Office of State Human Resources	Rayonier Advanced Materials	Simpson Housing
Northern Arizona University	Recology	Smithfield Foods
Northrop Grumman	Redbox Automated Retail	SMSC Gaming Enterprise
Northwest Permanente PC	Regency Centers	Snap-on
Norton Health Care	Regeneron Pharmaceuticals	Sodexo
Novartis	Rev Group	Solo Cup
Novelis	Revantage Corporate Services	Sonepar USA
NOW Foods	Revlon	Sonic Corp
Nu Skin Enterprises	Rexnord Corporation	Sony
Nutrien	Reynolds American	Sony Electronics
NYU Langone Medical Center	Rich Products	Southeastern Freight Lines
Oakland University	Ricoh Americas	Sovrn
Occidental Petroleum	Riot Games	Spectrum Health – Grand Rapids Hospitals
Ochsner Health System	Rite-Hite	Spirit AeroSystems
Ohio State University	Robert Bosch	Springfield Clinic
One Call Care Management	Robertshaw Controls	Sprint
Option Care	Rockwell Automation	SPX Corporation
Orange Business Services	Rotary International	SSAB
Orlando Health	Rowan Companies	SSM Health Care St Louis
OSI Group	Royal Caribbean Cruises	St Francis Hospital
Osmotica Pharmaceutical	RSM US LLP	St. Luke's Health System in Boise, Idaho
Pacific Northwest National Laboratory	Ryder System	Stampin' Up!
Palmetto Health Alliance	Ryerson	Standex International
Panasonic of North America	S&C Electric	Stanford University
PAREXEL	S.C. Johnson & Son	Stantec
Parker Hannifin	Sabre Corporation	Star Tribune
Parkview Health	Sage	Starz
Parmalat	Sage Publications	State Corporation Commission
Parsons Corporation	SAIC	State Teachers Retirement System of Ohio
Paychex	Saint-Gobain	Steelcase
Peabody Energy	Sakura	Steris
PepsiCo	Salt Lake County	Stolt-Nielsen
Pharmavite	Samsung	Stryker
Philips Healthcare	San Antonio Water System	Sumitomo Corporation of Americas
Piedmont Healthcare	SAS Institute	Sunbelt Rentals
Polaris Industries	Sasol USA	Swift Transportation
PolyOne	Savannah River Remediation	Sysco Corporation
Port Authority of Allegheny County	Schenck, S.C.	Target
Port of Portland	Schmolz+Bickenbach	TaylorMade Golf
Port of Seattle	Schneider National	TDS Telecom
Praxair	Scholastic	Teacher Retirement System of Texas
Precision Drilling	Schreiber Foods	Tech Data
Preformed Line Products	Scientific Research Corporation	TEGNA
PrimeSource Building Products	Scripps Networks Interactive	Telefonica Global Units
Providence Health & Services	Sealed Air	Terex
PulteGroup	Seaman Corporation	Terumo BCT
Purdue Pharma	Sensata Technologies	Texas Children's Hospital
Purple Innovation	Sensient Technologies	Textron
QTI Human Resources	Sentara Healthcare	Thermo Fisher Scientific
Quest Diagnostics	Service Corporation International	Thyssenkrupp
R.R. Donnelley	ServiceMaster Company	Tiffany & Co.
RaceTrac Petroleum	ServiceSource	Time Warner
Rackspace	SGS – Société Générale de Surveillance	TimkenSteel
Radiac Abrasives	ShawCor	T-Mobile USA
Radisson Hotels	Sherwin-Williams
SICPA

TomTom	University of Miami	W.R. Grace
Toro	University of Michigan-Ann Arbor	Walmart
Total System Service (TSYS)	University of Missouri System	Walt Disney
Transocean	University of Phoenix	Washington River Protection Solution
TransUnion	University of Rochester	Washington University in St. Louis
Treasure Island Resort & Casino	University of Southern California	Waste Management
Trimble	University of Texas – M.D. Anderson Cancer Center	Watts Water Technologies
Trinchero Family Estates	University of Texas at Austin	Wawa
Trinity Consultants	UPS	Wayne Farms
Trinity Health	US Acute Care Solutions	Wellcare Health Plans
Trinity Industries	UT Health Science Center at Houston	Wells Enterprises
Triumph Group	UT Southwestern Medical Center	Wendy's Group
Tronc	Utah Transit Authority	West Pharmaceutical Services
True Value Company	UW Health	Westlake Chemical
Trugreen	Valero Energy	WestRock
TTX	Valvoline	Weyerhaeuser
Tupperware Brands	Van Andel Institute	Whataburger Restaurants
Tyson Foods	Vectrus	Whirlpool
UMass Memorial Healthcare	Vencore	Wilmer Cutler Pickering Hale and Dorr LLP
UNC Health Care	Ventura Foods	Wilsonart
Underwriters Laboratories	VeriSign	Windstream Communications
Unilever United States	Veritiv	Winpak Portion Packaging
Unisys	Verizon	WorldPay
United Continental Holdings	Vertex Pharmaceuticals	Worthington Industries
United Rentals	VF Corporation	WV United Health System
United States Cellular	Viacom	Xanterra Travel Collection
United States Steel	Viad	XPO Logistics
United Way for Southeastern Michigan	Virginia Commonwealth University	Xylem
Universal Health Services	Virginia Department of Transportation	Yanfeng Global Automotive Interior Systems
University of Chicago	Virginia Mason Medical Center	Yazaki
University of Colorado Health	Visiting Nurse Service of NY	Zebra Technologies
University of Louisville	Vollrath Company	ZF TRW Automotive
University of Maryland Faculty Physicians	Vulcan Materials

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Eastern Standard time, on February 5, 2021. Online Go to www.investorvote.com/ESE or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ESE Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. For WithholdFor Withhold+ 1. Election of Directors: 01 - Victor L. Richey02 - James M. Stolze 2. To approve amendments to the Company’s 2018 Omnibus Incentive Plan. For Against Abstain 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. For Against Abstain 4. Say on Pay – An advisory vote to approve the compensation of the Company’s executive officers. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signing on behalf of an entity, please sign in entity name by authorized officer or other authorized person and give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 2 3 D V+

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ESE q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — ESCO Technologies Inc. + Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — February 5, 2021 Gary E. Muenster and Alyson S. Barclay, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ESCO Technologies Inc. to be held on February 5, 2021 at the headquarters of the Company, 9900A Clayton Road, St. Louis County, MO 63124, beginning at 9:30 a.m. Central Time, and at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated hereon by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +

The Sample Company Online Go to www.investorvote.com/ESE or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 1:00 a.m., Eastern Standard time, on February 5, 2021. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the ESCO Technologies Inc. 2021 Annual Shareholder Meeting to be Held on February 5, 2021 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2020 proxy statement and annual report to shareholders are available at: www.investorvote.com/ESE Easy Online Access — View your proxy materials and vote. Step 1:Go to www.investorvote.com/ESE. Step 2: Click on the icon on the right to view meeting materials. Step 3:Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before January 22, 2021 to facilitate timely delivery. 2 N O T+

Shareholder Meeting Notice The 2021 Annual Meeting of Shareholders of ESCO Technologies Inc. will be held on February 5, 2021 at the headquarters of the Company, 9900A Clayton Road, St. Louis County, MO 63124, beginning at 9:30 a.m. Central Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2, 3 and 4: 1.To elect Victor L. Richey and James M. Stolze as directors of the company to serve for three-year terms expiring in 2024. 2. To approve amendments to the Company’s 2018 Omnibus Incentive Plan. 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. 4. Say on Pay – An advisory vote to approve the compensation of the Company’s executive officers. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. —Internet – Go to www.investorvote.com/ESE. —Phone – Call us free of charge at 1-866-641-4276. —Email – Send an email to investorvote@computershare.com with “Proxy Materials ESCO Technologies Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by January 22, 2021.